EXHIBIT 1


                             ASCENT PEDIATRICS, INC.

                            7,000 SHARES OF SERIES G
                    CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                      $9,000,000 AGGREGATE PRINCIPAL AMOUNT
                                       OF
                              8% SUBORDINATED NOTES

                              WARRANTS TO PURCHASE
                        2,116,958 SHARES OF COMMON STOCK


                          SECURITIES PURCHASE AGREEMENT

                               DATED MAY 13, 1998

                                TABLE OF CONTENTS


                                                                        Page

                                    ARTICLE I

      AUTHORIZATION, AND AS APPLICABLE SALE AND PURCHASE, OF THE PREFERRED SHARES, THE CONVERTIBLE NOTES, THE SUBORDINATED NOTES AND THE WARRANTS

1.1.       Authorization of the Securities....................................1
1.2.       Sale and Purchase of the Preferred Shares, Subordinated Notes
             and  Warrants ...................................................1

                                   ARTICLE II

                                     CLOSING


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.       Organization and Existence, etc....................................3
3.2.       Subsidiaries.......................................................3
3.3.       Capitalization.....................................................3
3.4.       Authorization; Binding Obligations.................................3
3.5.       Compliance with Instruments, etc...................................5
3.6.       Litigation.........................................................5
3.7.       Financial Statements; Taxes........................................6
3.8.       Offering...........................................................6
3.9.       Permits; Governmental and Other Approvals..........................6
3.10.      Sales Representatives, Customers and Key Employees.................7
3.11.      Intellectual Property..............................................7
3.12.      Form 10-K..........................................................8
3.13.      Regulatory Status..................................................8
3.14.      Registration Rights................................................8
3.15.      No Relationship Between Parties....................................8
3.16.      Ordinary Course; No Material Adverse Change........................8
3.17.      Small Business Concern.............................................8
3.18.      Disclosure.........................................................9

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


                                    ARTICLE V

                   CONDITIONS OF OBLIGATIONS OF THE PURCHASERS

5.1.       Representations and Warranties Correct............................10
5.2.       Performance.......................................................10
5.3.       Compliance Certificate............................................10
5.4.       No Impediments....................................................10
5.5.       No Material Adverse Change........................................10
5.6.       Legal Investment..................................................11
5.7.       Qualifications....................................................11
5.8.       Rule 4460(i)(2) Compliance........................................11
5.9.       Issuance Taxes....................................................11
5.10.      Certificate of Designation........................................11
5.11.      Triumph Investment................................................11
5.12.      Proceedings and Other Documents...................................11
5.13.      Opinion of Counsel................................................11
5.14.      Consents, Waivers, Etc............................................12
5.15.      Other Matters.....................................................12
5.16.      SBIC Documentation................................................12
5.17.      Payment of Purchase Price.........................................12

                                   ARTICLE VI

                    CONDITIONS OF OBLIGATIONS OF THE COMPANY

6.1.       Representations and Warranties Correct............................13
6.2.       Legal Investment..................................................13
6.3.       Payment of Purchase Price.........................................13
6.4.       Performance.......................................................13

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY

7.1.       Reports...........................................................13
7.2.       Accounts and Records..............................................16
7.3.       Inspection........................................................16
7.4.       Independent Accountants...........................................16
7.5.       Board Members and Meetings........................................16
7.6.       Use of Proceeds...................................................17
7.7.       Right of First Refusal............................................17
7.8.       Rule 144A Information.............................................19
7.9.       Post-Closing Review...............................................19
7.11.      Further Assurances................................................19

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

8.1.       Borrowed Money Indebtedness.......................................20
8.2.       Liens.............................................................20
8.3.       Contingent Liabilities............................................20
8.4.       Mergers, Consolidations and Dispositions and Acquisitions
             of Assets.......................................................21
8.5.       Redemption, Dividends and Distributions...........................21
8.6.       Nature of Business................................................21
8.7.       Transactions with Related Parties.................................21
8.8.       Loans and Investments.............................................21
8.9.       Subsidiaries......................................................22
8.10.      Organizational Documents..........................................22
8.11.      Lease Expenses; Purchase Money Indebtedness.......................22
8.12.      Sale/Leasebacks...................................................22
8.14.      Control Certification.............................................22
8.15.      Definitions.......................................................22

                                   ARTICLE IX

                                   REDEMPTION

9.1.       Redemption of Subordinated Notes..................................25
9.2.       Notice of Redemption of Subordinated Notes........................25
9.3.       Redemption Upon Change of Control, etc............................25
9.4.       Notice of Redemption Upon Change of Control, etc..................27
9.5.       Effect of Redemption..............................................28

                                    ARTICLE X

                               REGISTRATION RIGHTS

10.1.      Restrictive Legend................................................28
10.2.      Certain Definitions...............................................28
10.3.      Requested Registration............................................30
10.4.      Piggyback Registrations...........................................31
10.5.      Holdback Agreements...............................................33
10.6.      Registration Procedures...........................................33
10.7.      Indemnification...................................................36
10.8.      Information by Holders............................................37
10.9.      Limitations on Registration of Issues of Securities...............37
10.10.     Rule 144 Reporting................................................37
10.11.     Selection of Underwriters.........................................38

                                   ARTICLE XI

                            SUBORDINATION; SENIORITY

11.1.      Senior Indebtedness...............................................38
11.2.      Securities Subordinated to Senior Indebtedness....................38
11.3.      Company Not to Make Payments with Respect to
             Notes in Certain  Circumstances.................................39
11.4.      Subrogation of Notes..............................................40
11.5.      Notices...........................................................41
11.6.      No Impairment of Subordination....................................41
11.7.      Article XI Not To Prevent Events of Default.......................42
11.8.      Amendment to Article XI...........................................42

                                   ARTICLE XII

                       CONVERSION OF THE CONVERTIBLE NOTES

12.1.      Certain Definitions...............................................42
12.2.      Right of Conversion; Conversion Price.............................43
12.3.      Issuance of Shares on Conversion..................................43
12.4.      Adjustment of Conversion Price....................................44
12.5.      Notice of Certain Corporate Action................................47
12.6.      Taxes on Conversions..............................................48
12.7.      Fractional Shares.................................................48
12.8.      Provisions in Case of Consolidation, Merger or Sale of Assets.....49
12.9.      Covenant to Reserve Shares........................................49
12.10.     Rule 13e-3 Transactions...........................................49
12.11.     Automatic Conversion..............................................50

                                  ARTICLE XIII

                                EVENTS OF DEFAULT

13.1.      Events of Default.................................................51
13.2.      Remedies..........................................................52
13.3.      Enforcement.......................................................53

                                   ARTICLE XIV

                              AMENDMENT AND WAIVER


                                   ARTICLE XV

                         LOST OR MUTILATED CERTIFICATES


                                   ARTICLE XVI

                             TRANSFER OF SECURITIES

16.1.      Transfer of Securities............................................55
16.2.      Limitation on Number of Holders...................................55

                                  ARTICLE XVII

                                  MISCELLANEOUS

17.1.      Governing Law.....................................................56
17.2.      Survival..........................................................56
17.3.      Successors and Assigns............................................56
17.4.      Entire Agreement..................................................56
17.5.      Notices, etc......................................................56
17.6.      Delays or Omissions...............................................58
17.7.      Severability......................................................58
17.8.      Agent's Fees......................................................58
17.9.      Information Confidential; No Solicitation.........................58
17.10.     Expenses..........................................................59
17.11.     Litigation........................................................59
17.12.     Titles and Subtitles..............................................59
17.13.     Counterparts......................................................59

EXHIBITS AND SCHEDULES


Exhibit A            -            Certificate of Designation of Preferred Stock
Exhibit B            -            Form of Convertible Note
Exhibit C            -            Form of Subordinated Note
Exhibit D            -            Form of Warrant
Exhibit E            -            Form of Opinion of Hale and Dorr LLP





Schedule 1                 -      List of Purchasers and numbers of Preferred
                                  Stock, Principal Amount of  Subordinated Notes
                                  and Number of Warrants to be Purchased
Schedule 3.3A              -      Derivative Securities
Schedule 3.3B              -      Triumph Notes
Schedule 3.3C              -      Rights, Options and Warrants
Schedule 3.5               -      Compliance with Instruments, etc.
Schedule 3.6               -      Litigation
Schedule 3.9               -      Permits; Governmental  and Other Approvals
Schedule 3.10A             -      Termination
Schedule 3.10B             -      Employment Agreements
Schedule 3.11(a)           -      Intellectual Property Obligations
Schedule 3.11(b)           -      Intellectual Property Claims
Schedule 3.11(c)           -      Confidential Information
Schedule 3.12              -      Form 10-K Supplement
Schedule 3.13              -      Regulatory Status
Schedule 3.14              -      Registration Rights
Schedule 3.15              -      Business
Schedule 5.10              -      Triumph Restructuring

          THIS AGREEMENT, dated as of May 13, 1998 (this "Agreement"), among Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), and the persons named as purchasers on Schedule 1 attached hereto (each, a "Purchaser" and, collectively, the "Purchasers").

         WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to issue and sell to the Purchasers, (i) 7,000 shares of the Series G Convertible Exchangeable Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), exchangeable into $7,000,000 aggregate principal amount of 8% Convertible Subordinated Notes of the Company (the "Convertible Notes"), (ii) $9,000,000 aggregate principal amount of 8% Subordinated Notes due 2005 of the Company (the "Subordinated Notes" and, collectively with the Convertible Notes, the "Notes") and (iii) warrants (the "Warrants") to purchase an aggregate of 2,116,958 shares of the common stock of the Company, par value $0.00004 per share (the "Common Stock"); and

         WHEREAS, the Purchasers and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

          AUTHORIZATION, AND, AS APPLICABLE, SALE AND PURCHASE, OF THE
         PREFERRED STOCK, THE CONVERTIBLE NOTES, THE SUBORDINATED NOTES
                                AND THE WARRANTS

          1.1. AUTHORIZATION OF THE SECURITIES. The Company has, or before the Closing (as hereinafter defined) will have, (i) authorized the issue and sale of the Preferred Stock, the terms of which shall be substantially as set forth on Exhibit A attached hereto; (ii) authorized the issue of the Convertible Notes upon exchange of the Preferred Stock, the terms of which shall be substantially as set forth on Exhibit B attached hereto, (iii) authorized the issue and sale of the Subordinated Notes, the terms of which shall be substantially as set forth on Exhibit C attached hereto, and (iv) authorized the issue and sale of the Warrants, the terms of which shall be substantially as set forth on Exhibit D attached hereto; the Preferred Stock, the Convertible Notes, the Subordinated Notes and the Warrants are collectively referred to in this Agreement as the "Securities"; the term "Warrant" means a Warrant to purchase one share of Common Stock. The Notes will be in registered form and will be issued in any denomination.

          1.2. SALE AND PURCHASE OF THE PREFERRED STOCK, SUBORDINATED NOTES AND WARRANTS. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, the Company will issue and sell to each Purchaser, and such Purchaser will purchase from the Company, on the Closing Date (as hereinafter defined), the number of shares of Preferred Stock, Subordinated Notes and Warrants set opposite the name of such Purchaser on
Schedule 1 attached hereto, for a purchase price per share of Preferred Stock of $1,000, with the aggregate purchase price for all the Preferred Stock being $7,000,000, a purchase price per $10,000 principal amount of Subordinated Note of $9,444.44 with the aggregate purchase price for all the Subordinated Notes being $8,110,000, and a purchase price per Warrant of $0.4204145, with an aggregate purchase price for all the Warrants being $890,000. The aggregate purchase price for the Securities is $16,000,000.


                                   ARTICLE II

                                     CLOSING

          The closing of the purchase and sale of the Securities (the "Closing") will take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 1:00 p.m., local time, on June 1, 1998, (which shall be twelve (12) business days after the date of execution of this agreement, provided that the condition set forth in Section 5.8 shall have been satisfied) or such other time and date, or place as shall be mutually agreed to by the Company and FS Private Investments LLC, on behalf of the Purchasers. Such time and date are hereinafter referred to as the "Closing Date." If the Closing shall not have occurred on or before June 15, 1998, this Agreement shall automatically terminate.

          At the Closing, the Company will deliver to each Purchaser (i) a certificate or certificates (in definitive form) in the denominations specified in Schedule 1 and registered in the name of such Purchaser (or in the name of such Purchaser's nominee) representing the Preferred Stock, (ii) the Subordinated Notes (in definitive form) in the denominations specified in Schedule and registered in the name of such Purchaser (or the name of such Purchaser's nominee), and (iii) Warrants (in definitive form) in the denominations specified in Schedule 1 and registered in the name of such Purchaser (or in the name of such Purchaser's nominee), to be purchased by such Purchaser against payment to the Company of the purchase price of such Securities, by wire transfer or transfers of immediately available funds to an account designated by the Company at least two (2) business days prior to the Closing.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Purchasers as follows:

         3.1. ORGANIZATION AND EXISTENCE, ETC. The Company (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted and proposed to be conducted, and (b) is duly qualified to do business as a foreign corporation and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect). "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, properties (including, without limitation, Intellectual Property (as defined in Section 3.11)), assets, net worth, financial condition, or results of operations or prospects of the Company. The Company has furnished the Purchasers with true, correct and complete copies of the Certificate of Incorporation and Bylaws (including any amendments to date of any thereof) of the Company.

         3.2. SUBSIDIARIES. The Company has no subsidiaries and owns no securities of other corporations or entities other than short-term money market investments.

         3.3.     CAPITALIZATION.

                  (a) As of the date hereof, (i) the Company's authorized capital stock consists of: 60,000,000 shares of Common Stock, $.00004 par value per share, of which 6,921,074 shares are validly issued and outstanding, fully paid and nonassessable, and 5,000,000 shares of "blank check" preferred stock, $.01 par value per share, none of which has been issued; (ii) the Company has outstanding the securities set forth on Schedule 3.3A which are convertible into or exercisable or exchangeable for Common Stock (the "Derivative Securities");
(iii) the Company has $5,250,000 principal amount of subordinated notes held by Triumph Connecticut Limited Partnership and certain related entities (the "Triumph Notes"), and (iv) the Company has no bank debt outstanding. From the date hereof to the Closing, there will be no changes in such authorized capital stock or Derivative Securities, except as contemplated by this Agreement except as may result from the exercise or conversion of the Derivative Securities during such period.

                  (b) All the issued and outstanding shares of capital stock are free of preemptive and similar rights and have been offered, issued, sold and delivered by the Company in transactions either in compliance with applicable federal, state and foreign securities laws, or as to which all limitation periods that are applicable have expired. Other than as set forth in Schedule 3.3C, there are no outstanding agreements or commitments requiring the Company to issue capital stock or Derivative Securities.

         3.4.     AUTHORIZATION; BINDING OBLIGATIONS.

                  (a) The Company has full power and authority to execute and deliver this Agreement, the Preferred Stock, the Notes and the Warrants and such other documents furnished or to be furnished by the Company hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The issuance, offering and sale of the Securities pursuant to this Agreement, the compliance by the Company with the provisions of this Agreement, the Securities, and the consummation of the other transactions herein contemplated will not result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation and Bylaws of the Company, or (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its respective properties is bound or affected, or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company.

                  (b) The Preferred Stock shall be duly authorized for issuance prior to the Closing, and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock (the "Preferred Conversion Shares") have been duly authorized and reserved for issuance, and, when the Preferred Stock has been issued by the Company, (i) the Preferred Stock will be convertible into Preferred Conversion Shares in accordance with its terms as set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation"), and
(ii) the Preferred Conversion Shares initially issuable upon such conversion, when issued and delivered in accordance with the provisions of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

                  (c) The Convertible Notes have been duly authorized for issuance prior to the Closing and, following the issuance of the Convertible Notes, the shares of Common Stock issuable upon conversion of the Convertible Notes (the "Note Conversion Shares") will have been duly authorized and reserved for issuance, and, when the Convertible Notes have been duly executed and delivered by the Company in accordance with this Agreement, (i) the Convertible Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity,
(ii) the principal amount outstanding under the Convertible Notes will be convertible into Note Conversion Shares in accordance with the provisions of the Convertible Notes, and (iii) the Note Conversion Shares initially issuable upon such conversion, when issued and delivered in accordance with the provisions of the Convertible Notes, will be validly issued, fully paid and nonassessable.

                  (d) The Subordinated Notes have been duly authorized for issuance prior to the Closing and, when the Subordinated Notes have been duly executed and delivered by the Company in accordance with this Agreement, the Subordinated Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (e) The Warrants shall be duly authorized for issuance prior to the Closing and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") will be duly authorized and reserved for issuance prior to the Closing and when the Warrants have been duly executed and delivered by the Company in accordance with this Agreement, (i) the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the Warrants will be exercisable for the Warrant Shares in accordance with their terms, and (iii) the Warrant Shares, when issued and delivered in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.

          3.5. COMPLIANCE WITH INSTRUMENTS, ETC. Except as set forth on Schedule
3.5 hereto, the Company is not in breach or violation of, or in default under, any term or provision of (i) its Certificate of Incorporation and Bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, the effect of which breach, violation or default, individually or in the aggregate, could have a Material Adverse Effect, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would have a Material Adverse Effect.

         3.6. LITIGATION. Except as set forth on Schedule 3.6 hereto, there is no action, suit, proceeding or investigation pending, or, to the knowledge of the Company, threatened, against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, or any action, suit, proceeding or investigation pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Preferred Stock, Convertible Notes, Subordinated Notes, the Warrants, the Preferred Conversion Shares, the Note Conversion Shares and the Warrant Shares. As it pertains to the Company, when used herein, the phrases "to the knowledge of," "to the best knowledge of" or derivatives thereof shall mean the actual knowledge of the chief executive officer and the chief financial officer of the Company, and the knowledge that a reasonable person serving in the same or substantially similar capacities as such persons, acting prudently under similar circumstances, would be expected to have.

         3.7.     FINANCIAL STATEMENTS; TAXES.

                  (a) The Company has previously delivered to the Purchasers or the Purchasers' representative true, correct and complete copies of its financial statements for the years ended December 31, 1995, 1996 and 1997 (such financial statements for 1997 being referred to as the "1997 Financial Statements" and all such financial statements being collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Financial Statements as are audited have been examined by Coopers & Lybrand LLP who are independent public accountants within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder and they have expressed an opinion thereon, which is unqualified with respect to the financial statements for the years ended December 31, 1995 and 1996. As of their respective dates, the Company had no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are required to be reflected on a balance sheet or disclosed in the notes thereto and which are not reflected on any balance sheet contained in the Financial Statements or disclosed in such notes.

                  (b) The Company has filed or obtained extensions for all necessary income, franchise and other material tax returns, domestic and foreign, and has paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company.

         3.8. OFFERING. Subject to the Purchasers' representations and warranties in Article IV of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are not subject to the registration requirements of the Securities Act and neither the Company nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.

         3.9. PERMITS; GOVERNMENTAL AND OTHER APPROVALS. Except as set forth in
Schedule 3.9 hereto, the Company has such licenses, permits, consents, orders, approvals and other authorizations necessary for the conduct of its business as now being conducted and proposed to be conducted, except where the absence of such authorization would not have a Material Adverse Effect and except with respect to the Company's products in development for which marketing approval from the FDA and similar regulatory authorities has not been obtained. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority, domestic or foreign, is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby except for the filing of the Certificate of Designation, applicable filings with The Nasdaq Stock Market, the filing of a Form D under the Securities Act and the filing of a Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3.10. SALES REPRESENTATIVES, CUSTOMERS AND KEY Employees. Except as set forth in Schedule 3.10A, to the knowledge of the Company, no independent sales representatives or key employee or group of key employees of, or party or person providing services to, the Company has any intention to terminate his, her or its relationship with the Company or, in the case of employees, leave the employ of the Company, which termination would have a Material Adverse Effect. Except as set forth in Schedule 3.10B hereto or as contemplated by this Agreement, all personnel are employed on an "at will" basis and may be terminated upon notice of not more than thirty (30) days.

         3.11.             INTELLECTUAL PROPERTY.

                  (a) To the Company's best knowledge, the Company has full and exclusive right, title and interest in and to, or license rights to, all patents, patent applications, registered or unregistered trademarks, service marks and trade names, registered or unregistered copyrights and applications therefor, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent protectible), proprietary development and marketing information and know-how, inventions, inventors' notes (to the extent such notes exist), drawings, designs associated with the foregoing, and other confidential information (collectively, "Intellectual Property") relating to its business or otherwise used in or necessary for the proper conduct of its business, free and clear of all liens, security interests, claims and encumbrances of any nature; and except as set forth on Schedule 3.11(a), the Company has no obligation to any other person or entity with respect to the Intellectual Property or any product or process of the Company utilizing or embodying any Intellectual Property.

                  (b) There is (i) to the Company's best knowledge, no infringement, misuse or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured or distributed, or ever having been used, manufactured or distributed at any time previously, by or on behalf of the Company, (ii) no pending or, to the knowledge of the Company, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured or distributed, or ever having been used, manufactured or distributed at any time previously, by or on behalf of the Company, (iii) except as set forth in
Schedule 3.11(b) hereto, no pending or, to the best knowledge of the Company, threatened claim, challenge or proceeding by the Company against any third party for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by the Company or (iv) no notice from another party to the effect that, or, to the knowledge of the Company, facts or information which, in the reasonable opinion of the Company, would render any Intellectual Property owned, controlled or licensed by the Company invalid or unenforceable, nor, to the knowledge of the Company, is there any allegation that any such Intellectual Property is invalid or unenforceable.

                  (c) Except as set forth in Schedule 3.11(c), the Company has not disclosed any material confidential information developed or utilized by the Company to any third party except on a confidential basis and pursuant to a confidentiality agreement, nor, to the knowledge of the Company, has any third party disclosed confidential information developed or utilized by the Company to any person in material breach of such confidentiality agreement.

         3.12. FORM 10-K. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997 (the "Form 10-K") complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as supplemented by Schedule 3.12, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         3.13. REGULATORY STATUS. Schedule 3.13 sets forth a description of the development status of each of the Company's principal products not currently on the market, including status with the United States Food and Drug Administration. With respect to any such products not in commercial production, such description sets forth the remaining steps to be taken prior to commercial production and an estimate of the time required to reach commercial production. The Company makes no representation or warranty with respect to the estimated time to achieve such steps.

         3.14. REGISTRATION RIGHTS. Except as provided for in this Agreement or in Schedule 3.14, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

         3.15. NO RELATIONSHIP BETWEEN PARTIES. The Company is not an owner of any shares of the stock of or equity interest in any of the Purchasers. No officer, director or owner of more than 5% of the outstanding capital stock of the Company with which any officer or director of the Company is affiliated or the close relatives of such officer, director or owner is an officer or director of or owns any shares of the capital stock of or equity interest in any Purchaser. For purposes of this Section 3.15, "close relative" means an ancestor, lineal descendant, brother or sister and lineal descendants of either, spouse, aunt, uncle, father-in-law, mother-in-law, son-in- law, brother-in-law, daughter-in-law or sister-in-law.

         3.16. ORDINARY COURSE; NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, the Company, except as set forth on Schedule 3.16 hereto, in the Form 10-K or as explicitly contemplated by this Agreement, has conducted its business in the ordinary course, has not incurred any material obligation, absolute or contingent, or entered into any material transactions not in the ordinary course of business, and has not declared or paid any dividends or distributions on its capital shares or reacquired any of such shares; and, since that date, there has been no change which would, individually or in the aggregate, have a Material Adverse Effect.

         3.17. SMALL BUSINESS CONCERN. The Company meets the criteria established under the Small Business Investment Act of 1958, as amended, and the rules and regulations of the Small Business Administration thereunder (the "Small Business Act"), for classification as a "small business concern" within the meaning of the Small Business Act, 15 U.S.C. ss.662(5).

         3.18. DISCLOSURE. The written information with respect to the Company heretofore provided and to be provided by the Company pursuant to this Agreement prior to Closing, including the Schedules and Exhibits hereto, and each of the agreements, documents, certificates and writings to be delivered to the Purchasers or their representatives at the Closing, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, severally and not jointly, represents and warrants to the Company that (i) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company, (iii) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, (iv) it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof; nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, (v) it is not in material breach or violation of, or in default under, any term or provision of (A) its organizational and governing documents, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or (C) any statute, judgment, decree, order, rule or regulation applicable to such Purchaser or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its activities or properties, (vi) any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company, and (vii) it understands that the Securities and the shares of common stock issuable upon exercise or conversion of the Securities have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Securities except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws. Each Purchaser further represents that (i) it has full power and authority to execute and deliver this Agreement, (ii) the person executing this Agreement on behalf of such Purchaser has the appropriate authority to act on behalf of such Purchaser, and (iii) this Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (iv) it has not employed any broker or finder in connection with the transactions contemplated by this Agreement. To the best of its knowledge, each Purchaser acknowledges receipt of, and the opportunity to review, the information that it believes necessary to make an investment in the Securities, including, without limitation, the Financial Statements and the other documents referenced in this Agreement as having been delivered to the Purchasers by the Company.


                                    ARTICLE V

                   CONDITIONS OF OBLIGATIONS OF THE PURCHASERS

         The obligations of each of the Purchasers under this Agreement are subject to the fulfillment to their reasonable satisfaction, or the waiver by the Purchasers, on or prior to the Closing Date of each of the following conditions:

         5.1. REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of the Company in Article III hereof shall be true and correct on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         5.2. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Closing Date by the Company shall have been performed or complied with by the Company in all material respects on or prior to the Closing Date.

         5.3. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.5 of this Agreement and such other matters as the Purchasers shall reasonably request.

         5.4. NO IMPEDIMENTS. No statute, judgment, order, decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of the Purchasers to exercise full rights of ownership of the Securities.

         5.5. NO MATERIAL ADVERSE CHANGE. Except as set forth in the Schedules attached hereto and except for continued operating losses, since December 31, 1997, there shall have been no development, change or effect that would have a Material Adverse Effect on the Company and there shall have been no material adverse change in the Company's financial condition from that indicated in the 1997 Financial Statements.

         5.6. LEGAL INVESTMENT. At the time of the Closing, the purchase of the Securities by the Purchasers hereunder shall be legally permitted by all statutes, rules and regulations to which the Purchasers and the Company are subject.

         5.7. QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are now required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect on and as of the Closing Date.

         5.8. RULE 4460(I)(2) COMPLIANCE. The Company shall have complied with Rule 4460(i)(2) of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Nasdaq Stock Market, Inc. shall have granted the exception contemplated by Rule 4460(i)(2). The notice to stockholders of the Company contemplated by Rule 4460(i)(2) shall have been mailed at least ten (10) days prior to the Closing Date.

         5.9. ISSUANCE TAXES. All taxes imposed by law in connection with the initial issuance, sale and delivery of the Securities shall have been fully paid by the Company, and all laws imposing such taxes shall have been fully complied with.

         5.10. CERTIFICATE OF DESIGNATION. The Certificate of Designation of the Preferred Stock, substantially in the form of Exhibit A, shall have been filed with the Secretary of State of the State of Delaware.

         5.11. TRIUMPH INVESTMENT. The Triumph Notes shall be prepaid in full concurrently with the issuance and sale of the Notes. The investment of Triumph-Connecticut Limited Partnership and certain related entities shall have been restructured, effective the Closing Date, in accordance with
Schedule 5.10.

         5.12. PROCEEDINGS AND OTHER DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been taken and the Purchasers shall have received such other documents and instruments in form and substance reasonably satisfactory to them and their counsel, as to such other matters incident to the transaction contemplated hereby as they may reasonably request.

         5.13. OPINION OF COUNSEL. The Purchasers shall have received the opinion of Hale and Dorr LLP, counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

         5.14. CONSENTS, WAIVERS, ETC. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

         5.15. OTHER MATTERS. The Company shall have delivered to the Purchasers
(i) certificates (in definitive form) in the denominations specified by the respective Purchasers and registered in their respective names (or in the names of their respective nominees) representing the Preferred Stock, (ii) Subordinated Notes (in definitive form) in the denominations specified by the respective Purchasers and registered in their respective names (or the names of their respective nominees), (iii) certificates (in definitive form) in the denominations specified by the respective Purchasers and registered in their respective names (or in the names of their respective nominees) representing the Warrants and (iv) the following:

                  (a) A certified copy of the Company's certificate of incorporation and all amendments thereto, appropriately authenticated;

                  (b) A copy of the Company's bylaws, as amended to date, certified as being true by a principal officer of the Company; and

                  (c) A certificate of good standing and tax status of the Company as a foreign corporation certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts, and from every jurisdiction in which the Company is qualified to do business.

          5.16. SBIC DOCUMENTATION. The Company shall have executed and delivered to each holder of Securities which is a "small business investment company" under the Small Business Act the US Small Business Administration Size Status Declaration and the US Small Business Administration Assurance of Compliance for Nondiscrimination.

          5.17. PAYMENT OF PURCHASE PRICE . Each of the other Purchasers shall have paid to the Company the respective portion of the aggregate purchase price set forth in Section 1.2 hereof for the shares of Preferred Stock, Subordinated Notes and Warrants set forth opposite his or its name on Schedule 1 attached hereto.

                                   ARTICLE VI

                    CONDITIONS OF OBLIGATIONS OF THE COMPANY

         The Company's obligations under this Agreement are subject to the fulfillment to its reasonable satisfaction, or the waiver by the Company, on or prior to the Closing Date of each of the following conditions:

         6.1. REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of the Purchasers in Article IV hereof shall be true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         6.2. LEGAL INVESTMENT. At the time of the Closing, the purchase of the Securities by the Purchasers hereunder shall be legally permitted by all statutes, rules and regulations to which the Purchasers and the Company are subject.

         6.3. PAYMENT OF PURCHASE PRICE. The Company shall have received payment in full of the aggregate purchase price required to be paid under Article I.

         6.4. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Closing Date by the Purchasers shall have been performed or complied with in all respects on or prior to the Closing Date.


                                   ARTICLE VII

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees, so long as the Purchasers are the holders, in the aggregate, of (i) Securities convertible into, exercisable for or representing at least five percent (5% ) (the "Minimum Percentage") of the aggregate number of shares of Common Stock outstanding or issuable upon the conversion, exchange or exercise of any convertible securities, options, rights or warrants outstanding and (ii) any shares of Preferred Stock or any Notes (unless a different duration is set forth in a particular section), as follows:

         7.1. REPORTS. The Company will deliver to each of the Purchasers:

                  (a)      FINANCIAL INFORMATION.

                              (i) within thirty (30) days after the end of each
                    of the twelve (12) monthly accounting periods in each fiscal year (or when furnished to the Board of Directors, if earlier), unaudited consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its subsidiaries, if any, for each monthly period and for the period from the beginning of such fiscal year to the end of such monthly period, together with consolidated and consolidating balance sheets of the Company and its subsidiaries, if any, as at the end of each monthly period, setting forth in each case comparisons to budget and to corresponding periods in the preceding fiscal year which statements will be prepared in accordance with GAAP, consistently applied subject to the absence of footnotes and year-end adjustments;

                              (ii) within ninety (90) days after the end of each
                    fiscal year, consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its subsidiaries, if any, for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated and consolidating balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with GAAP, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Company) and will be accompanied by:

                              (A) a report on the consolidated statements of a
                    public accounting firm reasonably acceptable to the Purchasers or one of the public accounting firms currently known as the "Big Six" (either, an "Approved Accounting Firm"); and

                              (B) a report from such accounting firm, addressed
                    to each Purchaser, stating that in making the audit necessary to express their opinion on such financial statements, nothing has come to their attention which would lead them to believe that the Company is not in compliance with all the financial covenants contained in this Agreement (an "Event of Noncompliance") or, if such accountants have reason to believe that any Event of Noncompliance has occurred, a letter specifying the nature thereof (the Company shall use its best efforts to procure and deliver to the Purchasers a similar report with respect to compliance with all the financial covenants contained in any other agreement for Borrowed Money Indebtedness); and

                              (C) the management letter of such accounting firm,
                    if any;

                              (iii) within thirty (30) days after the end of
                    each quarterly accounting period in each fiscal year, a certificate of the Principal Financial Officer of the Company stating on behalf of the Company that the Company is in compliance in all material respects with the terms of this Agreement and each of the Company and its subsidiaries, if any, is in compliance in all material respects with every other material contract or commitment to which the Company or any of such subsidiaries is a party, as the case may be, or if a material Event of Noncompliance has occurred, specifying the nature and period of noncompliance, and what actions the Company or such subsidiary has taken and/or proposes to take with respect thereto. Notwithstanding the foregoing, the certificate delivered at the end of each fiscal year of the Company shall be signed on behalf of the Company by both the Principal Executive Officer and the Principal Financial Officer of the Company and shall be delivered within sixty (60) days after the end of the fiscal year;

                              (iv) promptly upon receipt thereof, any additional
                    reports or other detailed information concerning significant aspects of the operations and condition, financial or otherwise, of the Company and its subsidiaries, if any, given to the Company by its independent accountants;

                              (v) by June 15, 1998 or at least thirty (30) days
                    prior to the end of each fiscal year thereafter, a detailed annual operating budget and business plan for the Company and its subsidiaries, if any, for the balance of fiscal 1998 or such other fiscal year thereafter, as the case may be. Such budgets shall be prepared on a monthly basis, displaying consolidated statements of anticipated income and retained earnings, consolidated statements of anticipated cash flow and projected consolidated balance sheets, setting forth in each case the assumptions (which assumptions and projections shall represent and be based upon the good faith best judgment in respect thereof of the Chief Executive Officer of the Company) behind the projections contained in such financial statements, and which budgets shall have been approved by the Board of Directors of the Company for fiscal 1998 or prior to the beginning of each twelve-month period thereafter to which they pertain and, promptly upon preparation thereof, any other budgets that the Company may prepare and any revisions of such annual or other budgets;

                              (vi) within ten (10) days after transmission
                    thereof, copies of all financial statements, proxy statements, reports and other communications which the Company sends to its stockholders, and copies of all registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission (the "SEC") or with any securities exchange on which any of the securities of the Company are then listed or proposed to be listed, copies of all press releases and other statements made generally available by the Company to the public concerning material developments in the business of the Company and its subsidiaries, if any, and copies of all material communications sent to and received from any lender to the Company or any subsidiary of the Company; and

                              (vii) with reasonable promptness such other
                    information and financial data concerning the Company as the Purchasers may reasonably request, including, without limitation, information and financial data with respect to the use of proceeds by the Company from the sale of the Securities.

                  (b) NOTICE OF ADVERSE CHANGE. Promptly after the occurrence thereof (but in any event within seven (7) days) after such occurrence is known to the Company) notice of any condition or event which constitutes, or the occurrence of, any of the following:

                              (i) any Event of Noncompliance; or

                              (ii) the institution or threatened institution of
                    an action, suit or proceeding against the Company or any of its subsidiaries by or before any court, regulatory authority, administrative agency or any other governmental agency or body, domestic or foreign, which, if adversely decided, could have a Material Adverse Effect.

         7.2. ACCOUNTS AND RECORDS. The Company shall keep true records and books of account in which entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries, if any, in accordance with GAAP, to the extent applicable, applied on a consistent basis.

         7.3. INSPECTION. The Company shall permit Furman Selz Investments, LLC, BancBoston Ventures Inc. or any of their officers, employees, representatives or such other person as the Purchasers may designate (the "Purchaser Representative") during regular business hours of the Company, upon reasonable notice and as often as such Purchaser Representative may reasonably request, to visit and inspect the offices and properties of the Company and to (i) review and make extracts or copies of the books, accounts and records of the Company, and (ii) discuss the affairs, finances and accounts of the Company, with the Company's directors and officers, independent public accountants, consultants and attorneys.

         7.4. INDEPENDENT ACCOUNTANTS. The Company will retain an Approved Accounting Firm to audit the Company's financial statements at the end of each fiscal year. In the event the services of the Approved Accounting Firm shall be terminated, the Company shall promptly notify the Purchasers of the occurrence of such event and shall promptly thereafter request the firm of independent public accountants whose services are terminated to deliver to the Purchasers a letter of such firm setting forth its understanding as to the reasons for the termination of its services and whether there were, during the two most recent fiscal years or such period during which said firm had been retained by the Company, any disagreements between it and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In its notice, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof. In the event of such termination, the Company will promptly thereafter engage another Approved Accounting Firm approved by the holders of at least 80% of the sum of (i) the aggregate outstanding principal amount of the Notes outstanding and (ii) the aggregate liquidation preference of the shares of Preferred Stock outstanding, which approval shall not be unreasonably withheld.

         7.5.     BOARD MEMBERS AND MEETINGS.

                  (a) The Company's Board of Directors shall consist of nine directors. The Company agrees to hold meetings of its Board of Directors at least four times a year, at least once per calendar quarter. The Purchasers shall have the right to have one (1) nominee included on the Board of Directors' slate of nominees to stand for election to the Board of Directors. The director of the Company designated by the Purchasers pursuant to this Section 7.5(a) shall be referred to hereinafter as the "Purchaser Director."

                  (b) If at any time the Board of Directors designates a committee or committees to act on behalf of the Board, the Purchaser Director shall be a member of such committee or committees.

                  (c) No more than three (3) of the members of the Company's Board of Directors shall be employed, or otherwise be compensated (other than normal director's compensation (I.E., meeting fees, expense reimbursements and stock options)), by the Company.

                  (d) The Company shall pay fees to the Purchaser Director in an amount not less than the fees paid to any other director of the Company who is not an executive officer of the Company, and shall reimburse such director for his or her reasonable expenses incurred in attending each Board or committee meeting or otherwise serving as a director.

                  (e) Notwithstanding any other provision of this Agreement, the covenants and agreements of the Company set forth in this Section 7.5 shall remain in full force and effect so long as the Purchasers are the holders, in the aggregate, of shares of Common Stock or Securities convertible into, exercisable for or representing at least ten percent (10%) of the aggregate number of shares of Common Stock outstanding or issuable upon the conversion, exchange or exercise of any convertible securities, options, rights or warrants outstanding.

         7.6. USE OF PROCEEDS. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement (i) for the repayment of the Triumph Notes, (ii) general corporate purposes, including capital expenditures and working capital, (iii) the payment of any compensation to Cowen and Company in connection with the transactions contemplated by this Agreement, which compensation shall not exceed $400,000 in the aggregate and (iv) the payment of reasonable legal fees and disbursements, accounting fees and fees payable to The Nasdaq Stock Market, Inc. and to the Purchasers or their representatives incurred in connection with the transactions contemplated by this Agreement.

         7.7. RIGHT OF FIRST REFUSAL. The Company hereby grants to the Purchasers the right of first refusal to purchase (pro rata to their respective ownership (assuming conversion of all Preferred Stock or Convertible Notes and exercise of all Warrants as of the date of the commencement of the Exercise Period defined below) of (i) Preferred Conversion Shares or Note
 Conversion Shares and (ii) Warrant Shares or as the Purchasers may otherwise agree), all (or any part) of the percentage (the "Purchasers' Share") of New Securities (as hereinafter defined), corresponding to the percentage of outstanding Common Stock and Common Stock issuable upon exercise, conversion or exchange of convertible securities, options, rights and warrants then outstanding (excluding convertible securities, options, rights of warrants, other than the Preferred Stock or Convertible Notes and Warrants, which have a conversion price or exercise price in excess of the Closing Price (as such term is defined in Section 12.1 of this Agreement) of the Common Stock on the date of the commencement of the Exercise Period defined below) represented by the (i) Preferred Conversion Shares or Note Conversion Shares and (ii) Warrant Shares held (assuming conversion of all Preferred Stock or Convertible Notes and exercise of all Warrants as of the date of the commencement of the Exercise Period defined below) by them, which the Company may, from time to time, sell and issue, provided that the Purchasers' Share shall be calculated immediately before the sale or issuance of New Securities. Each Purchaser, which shall have exercised its right hereunder in full, shall have a right of over-allotment such that if any Purchaser fails to exercise its right hereunder to purchase its pro rata portion of the Purchasers' Share of New Securities, such Purchasers may purchase the non-purchasing Purchaser's portion on a pro rata basis within five (5) business days from the date such non-purchasing Purchaser fails to exercise its right hereunder to purchase its pro rata share of the Purchasers' Share of New Securities. This right of first refusal shall be subject to the following provisions:

                  (a) "New Securities" shall mean any capital stock of the Company whether now authorized or not and any securities convertible into or exchangeable or exercisable for capital stock of the Company; provided that, the term "New Securities" does not include (i) the Securities and the securities issued upon conversion, exercise or exchange of any of the Securities purchased under this Agreement, securities issued upon exercise of the Warrants or other currently outstanding Derivative Securities; (ii) securities offered pursuant to an effective registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such corporation; (iv) securities issued incident to transactions or series of transactions which consist solely of technology licensing arrangements, strategic alliances with pharmaceutical companies, product co-promotion or product distribution arrangements (such as partnerships or joint ventures); (v) shares of Common Stock or rights, options or warrants to acquire Common Stock issued to directors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other similar stock plan or agreement (and, in the case of rights, options or warrants, the Common Stock issued or issuable upon exercise thereof) and approved by the Board of Directors; and (vi) securities issued as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution.

                  (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have fifteen
(15) business days from the date of receipt of any such notice (the "Exercise Period") to agree to purchase all or a portion of its pro rata share of the Purchasers' Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company, which notice shall state the quantity of New Securities to be purchased by it and the date on which such purchase shall occur (which shall be not less than ten (10) nor more than fifteen (15) business days after the date of receipt of such notice).

                  (c) In the event the Purchasers' right of first refusal is not exercised within the Exercise Period and after the expiration of the five (5) business day period for the exercise of the over-allotment provisions of this
Section 7.7 as to any or all of the New Securities (the "Remaining New Securities"), the Company shall have one hundred and twenty (120) days after the expiration of the Exercise Period (the "Offering Period") to sell or enter into an agreement (pursuant to which the sale of the Remaining New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the Remaining New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within the Offering Period or entered into an agreement to sell the Remaining New Securities within the Offering Period (or sold and issued Remaining New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering to the Purchasers the right to purchase their pro rata share of the Purchasers' Share thereof, in the manner provided above.

                  (d) The right of first refusal granted under this Agreement shall expire on the seventh anniversary of the Closing Date.

                  (e) The right of first refusal set forth in this Section 7.7 is nonassignable, except that such right is assignable by a Purchaser to one or more of its Affiliates (as such term is defined in Rule 144 under the Securities
Act) in connection with a transfer of Securities and in accordance with Section 17.3.

                  (f) Notwithstanding any other provision of this Agreement, the covenants and agreements of the Company set forth in this Section 7.7 shall remain in full force and effect until the earlier of (i) the seventh anniversary of the Closing Date or (ii) such time as the Purchasers cease to be the holders, in the aggregate, of shares of Common Stock or Securities convertible into, exercisable for or representing at least five percent (5% ) of the aggregate number of shares of Common Stock outstanding or issuable upon the conversion, exchange or exercise of any convertible securities, options, rights or warrants outstanding.

         7.8. RULE 144A INFORMATION. In the event the Company is not subject to
Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), the Company will (i) make available, upon request, to any holder of Securities and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act and (ii) update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of the Securities conducted in accordance with Rule 144A.

         7.9. POST-CLOSING REVIEW. Within ninety (90) days following the Closing Date, the Company shall deliver to each Purchaser a certificate of the President of the Company stating that the proceeds from the sale of the Preferred Stock, the Subordinated Notes and the Warrants were used for the purpose specified in
Section 7.6 hereof.

         7.10. FURTHER ASSURANCES. From time to time the Company shall execute and deliver to the holders of Securities such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by such holders in order to implement or effectuate the terms and provisions of this Agreement.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees, that so long as the Purchasers are the holders, in the aggregate, of (i) Securities convertible into, exercisable for or representing at least the Minimum Percentage of the aggregate number of shares of Common Stock outstanding or issuable upon the conversion, exchange or exercise of any convertible securities, options, rights or warrants outstanding and (ii) any shares of Preferred Stock or any Notes, it will not, and will not suffer or permit any Subsidiary of the Company to, do any of the following:

         8.1. BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) the Subordinated Notes and, if issued, the Convertible Notes; (b) the liabilities existing on the date of this Agreement and disclosed in the financial statements delivered on or prior to the Closing Date pursuant to Section 3.7 hereof, and all renewals, extensions and replacements (but not increases) of any of the foregoing, provided that the accrual of interest on such liabilities, so long as it is not converted to principal, shall not be deemed to increase such liabilities; (c) principal of up to $3,000,000 of Borrowed Money Indebtedness from financial institutions in the aggregate outstanding at any time; (d) purchase money indebtedness to the extent allowed by the other provisions of this Agreement; (e) capitalized lease obligations to the extent allowed by the other provisions of this Agreement; and (f) principal of up to $3,000,000 of Borrowed Money Indebtedness outstanding at any time so long as such debt shall rank pari passu or subordinate to the Notes.

         8.2. LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that any the Company or any Subsidiary may create or suffer to exist Permitted Liens.

         8.3. CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment or, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Purchasers in the financial statements delivered on or prior to the Closing Date pursuant to Section 3.7 hereof (but not increases of such obligations after the Closing Date, provided that the accrual of interest on such obligations, so long as it is not converted to principal, shall not be deemed to increase such obligations); (c) obligations in respect of employees which shall not exceed an aggregate amount equal to $200,000 at any time outstanding and (d) those liabilities permitted under Section 8.1 hereof.

         8.4. MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS. In any single transaction or series of related transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation unless and so long as (i) no Default or Event of Default has occurred that is then continuing; (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default;
(iii) the Company, or the Subsidiary, if any, is the surviving Person; and (iv) the Purchasers are given at least twenty (20) days' prior notice of such merger or consolidation; (c) sell, convey or lease all or any substantial part of its assets, except for sale of Property in the ordinary course of business, or (d) pledge, transfer or otherwise dispose of any equity interest in any Subsidiary, if any exist, or issue or permit any Subsidiary, if any exist, to issue any additional equity interests except to the Company or another Subsidiary. Nothing in this Agreement shall prohibit the Company from selling obsolete equipment or from replacing used equipment in the ordinary course of business.

         8.5. REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time, except as contemplated by this Agreement or the terms of the Securities: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest of the Company or any Subsidiary or (b) make any distributions of any Property or cash in respect of any of its capital stock.

         8.6. NATURE OF BUSINESS. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

         8.7. TRANSACTIONS WITH RELATED PARTIES. Enter into any transaction or agreement with any officer, director or beneficial owner of five percent (5% ) or more of the outstanding Common Stock in the Company or any Subsidiary (or any Affiliate of any such Person) unless the same is upon the best terms obtainable from wholly unrelated sources (the best knowledge of the executive officers of the Company or Affiliate, after making reasonable inquiry of the personnel and records of the Company or Affiliate). The provisions of this Section 8.7 shall not apply to (i) the fees and compensation paid or indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or such Subsidiary or the senior management thereof in good faith and (ii) transactions exclusively between or among Subsidiaries provided such transactions are not otherwise prohibited by this Agreement.

         8.8. LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except
(a) Permitted Investments, and (b) normal and reasonable advances in the ordinary course of business to officers and employees.

         8.9. SUBSIDIARIES. Without the consent of the Purchasers, form, create or acquire any Subsidiary or permit any Person other than the Company or a wholly-owned Subsidiary to hold an equity interest in any Subsidiary.

         8.10. ORGANIZATIONAL DOCUMENTS. Amend, modify, restate or supplement its Certificate of Incorporation or Bylaws if such action could reasonably be expected to materially and adversely affect the abilities of the Company to perform its obligations under this Agreement or the Securities, unless such action shall be consented to in writing by the holders of at least eighty percent (80%) of the sum of (i) the aggregate outstanding principal amount of the Notes outstanding and (ii) the aggregate liquidation preference of the shares of Preferred Stock outstanding.

         8.11. LEASE EXPENSES; PURCHASE MONEY INDEBTEDNESS. Permit aggregate operating lease expenses (excluding lease payments under capital leases), for the Company and its Subsidiaries in the aggregate in any fiscal year, to exceed $500,000. Incur or create new capital lease obligations or purchase money indebtedness in any fiscal year in excess of $200,000 in the aggregate for the Company and its Subsidiaries. Permit aggregate capital lease obligations and purchase money indebtedness outstanding at any one time to exceed $500,000 in the aggregate for the Company and its Subsidiaries.

         8.12. SALE/LEASEBACKS. Enter into any sale/leaseback transactions except as permitted under the provisions of Section 8.11.

         8.13. CONTROL CERTIFICATION. The Company shall do all such acts and furnish to each holder of Securities which is a "small business investment company" under the Small Business Act such certificates, corporate consents or other documents as such holder may reasonably request from time to time in connection with the preparation and implementation of any Control Certification which it may from time to time be required to file with the Small Business Administration in accordance with Section 107.865 of the regulations under the Small Business Act, 13 C.F.R. ss.107.865.

          8.14. DEFINITIONS. For purposes of this Article VIII, the following terms shall have the meanings set forth in this Section 8.14.

                  AFFILIATE means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

                  BORROWED MONEY INDEBTEDNESS means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payment for services to employees and former employees incurred in the ordinary course of such Person's business), (vi) all capital lease obligations, (vii) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all outstanding letters of credit issued for the account of such Person and (ix) all guarantees of such Person.

                  GAAP means, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied. GAAP means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board and its predecessors; and (b) which are consistently applied for all periods after the Closing Date so as to present fairly the financial condition, and results of operations and cash flows, of such Person.

                  INDEBTEDNESS means and include (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, letter of credit contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others, and (c) all indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall have been assumed.

                  INVESTMENT means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

                  LIEN means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

                  PERMITTED INVESTMENTS shall mean: (i) readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year; (ii) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Ratings Services with maturities of not more than 180 days; (iii) certificates of deposit or repurchase obligations issued by any bank organized under the laws of the United States of America or any state thereof having capital surplus of at least $100,000,000 or by any other financial institution acceptable to the Purchasers, all of the foregoing not having a maturity of more than one year from the date of issuance thereof, and (d) other Investments not exceeding, in the aggregate, $50,000 in any fiscal year.

                  PERMITTED LIENS means each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;
(b) Liens in effect on the Closing Date and disclosed to the Purchasers in the financial statements delivered on or prior to the Closing Date pursuant to
Section 3.7 hereof, provided that neither the Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the Closing Date without the prior written consent of the Purchasers, provided that, for purposes of this clause (b), the accrual of interest on such Borrowed Money Indebtedness, so long as it is not converted to principal, shall not be deemed to increase such Borrowed Money Indebtedness; (c) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse affect on the value or utility of the applicable Property; (d) Liens incurred or deposits made in the ordinary course of business
(1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (e) Liens in connection with or to secure Borrowed Money Indebtedness permitted under Section 8.1(c); (f) attachments, judgments and other similar Liens arising in connection with the court proceedings, provided, that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserved made therefor in accordance with GAAP; (g) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case single or in the aggregate materially impair the present use or value of the Property subject to any such restriction or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary, if any; (i) Liens securing purchase money Indebtedness permitted under Section 8.1 hereof and covering the Property so purchased; (j) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement, and (k) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (j) of this Section; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets(and, in the case of clause (e), categories of Property or assets) covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

                  PERSON means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

                  PROPERTY means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  SUBSIDIARY of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                                   ARTICLE IX

                                   REDEMPTION

         9.1. REDEMPTION OF SUBORDINATED NOTES. The Company may, at its option, prior to maturity, redeem the Subordinated Notes, in whole or in part without premium or penalty, at a price equal to the principal amount thereof plus accrued interest thereon to the date fixed for redemption. Any redemption payments made pursuant to this Section 9.1 shall be applied first to the payment of accrued but unpaid interest on the principal amount of the Subordinated Notes to be redeemed and thereafter to the principal amount to be redeemed. Any redemption payments of Subordinated Notes shall be made to the holders thereof in proportion to the respective principal amounts of Subordinated Notes outstanding held by them.

         9.2. NOTICE OF REDEMPTION OF SUBORDINATED NOTES. The Company shall give notice of redemption, signed on behalf of the Company by its President and by its Treasurer or an Assistant Treasurer to the holders of the Subordinated Notes not less than five (5) days prior to the date upon which the redemption is to be made pursuant to Section 9.1 (the "Subordinated Redemption Notice"), specifying
(i) the accrued and unpaid interest on each Subordinated Note (to and including the date upon which the redemption is to be made), (ii) the aggregate principal amount of each Subordinated Note to be redeemed and (iii) the date of such redemption. The Subordinated Note Redemption Notice having been so given, the aggregate principal amount of the Subordinated Notes so specified in such Subordinated Note Redemption Notice, and all accrued and unpaid interest hereon, shall be come due and payable on the specified redemption date.

         9.3.     REDEMPTION UPON CHANGE OF CONTROL, ETC.

                  (a) The Company shall give notice of any anticipated Change of Control or Unaffiliated Merger anticipated by the Company (as such terms are defined in this Section 9.3), signed on behalf of the Company by the President and by its Treasurer or any Assistant Treasurer, to the holders of record of the Convertible Notes, if outstanding, and the Subordinated Notes not less than twenty (20) days prior to the anticipated date of the Change of Control or Unaffiliated Merger. The Company shall give notice of any Change of Control, signed on behalf of the Company by its President and by its Treasurer or any Assistant Treasurer to the holders of record of the Convertible Notes, if outstanding, and the Subordinated Notes not less than five (5) days (or twenty
(20) days in the case of a Change of Control described in Section 9.3(d)(iii)) following the date of the consummation of the Change of Control.

                  (b) If there is a Change of Control (as such term is defined in this Section 9.3) any holder of record of the Convertible Notes or the Subordinated Notes may require the Company to redeem, at any time, within thirty-five (35) days (or fifty (50) days in the case of a Change of Control described in Section 9.3(d)(iii)) of the consummation of the Change of Control, its Convertible Notes, if outstanding, or Subordinated Notes, at a price equal to the principal amount thereof plus accrued interest thereon to the date fixed for redemption. The Company may be required to redeem, at any time or from time to time, pursuant to this Section 9.3 (b) all of the Convertible Notes, if outstanding, and (ii) all of the Subordinated Notes.

                  (c) If there is a Change of Control or Unaffiliated Merger (as such terms are defined in this Section 9.3), the Company may, at its option, prior to maturity, redeem not later than five (5) days (or twenty (20) days in the case of a Change of Control described in Section 9.3(d)(iii)) after the effective date of such Change of Control or Unaffiliated Merger, its Convertible Notes, if outstanding, in whole and not in part without premium or penalty, at a price equal to the principal amount thereof plus accrued interest thereon to the date fixed for redemption. If the Company redeems any Convertible Notes pursuant to this Section 9.3, it must redeem all of the Convertible Notes, if outstanding. The right of the Company to redeem all Convertible Notes, if outstanding, pursuant to this Section 9.3(c) is conditional upon the issuance to each holder of the Convertible Notes new warrants (the "New Warrants") to purchase the number of shares of Common Stock or other securities, cash or property that would have been issued to such holder had such holder converted its Convertible Notes immediately prior to the effective date of the Change of Control at a price equal to the Conversion Price then in effect, substantially in the form of the Warrants and having an exercise price equal to the then Conversion Price (as defined in Article XII of this Agreement) of the Convertible Notes on the date specified for redemption and a term ending on the same date as the expiration date of the Warrants.

                  (d) For purposes of this Section 9.3, "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or Group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Company, (iii) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates (as defined in the Exchange Act) or Related Persons thereof (other than an employee benefit plan of the Company) beneficially owns at least fifty percent (50%) of the aggregate voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; or (iv) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company. "Related Person" of any Person means any other Person directly or indirectly owning (i) twenty percent (20%) or more of the outstanding common stock of such Person (or, in the case of a Person that is not a corporation, twenty percent (20%) or more of the equity interest in such Person) or (ii) twenty percent (20%) or more of the combined voting power of the voting capital stock of such Person.

         For purposes of this Section 9.3, an "Unaffiliated Merger" means the merger or consolidation of the Company with a Person (as such term is defined in Section 8.14) which is not an Affiliate (as such term is defined in Section 8.14) of the Company.

         9.4.     NOTICE OF REDEMPTION UPON CHANGE OF CONTROL, ETC..

                  (a) Any holder of record of the Convertible Notes or Subordinated Notes shall give notice of redemption pursuant to Section 9.3(b) to the Company not less than fifteen (15) and not more than sixty (60) days prior to the date upon which the redemption is to be made pursuant to Section 9.3 (each, a "Holder Redemption Notice") specifying the date for such redemption. A Holder Redemption Notice having been so given, the aggregate principal amount of all Convertible Notes or all Subordinated Notes, as the case may be, specified in such Holder
 Redemption Notice and all accrued interest thereon, shall become due and payable on the specified redemption date.

                  (b) The Company shall give notice of redemption pursuant to
Section 9.3(c), signed on behalf of the Company by its President and by its Treasurer or an Assistant Treasurer to the holders of the Convertible Notes, if outstanding, not less than five (5) days prior to the date upon which the redemption is to be made pursuant to Section 9.3(c) (the "Company Redemption Notice"), specifying (i) the accrued and unpaid interest on each Convertible Note, if outstanding (to and including the date upon which the redemption is to be made), and (ii) the date of such redemption. The Company Redemption Notice having been so given, the aggregate principal amount of the Convertible Notes, if outstanding, and all accrued and unpaid interest hereon, shall become due and payable on the specified redemption date and the New Warrants issuable to the holders of the Convertible Notes, if outstanding, shall be issued on the specified redemption date.

                  The Company shall provide, or cause the issuer of the New Warrants to provide, to the recipients of the New Warrants a written representation and warranty dated the date of issuance of the New Warrants to the effect that the New Warrants have been duly authorized for issuance and the shares of Common Stock or other securities issuable upon exercise of the New Warrants (the "New Warrant Securities") have been duly authorized and reserved for issuance prior to the Closing and when the New Warrants have been duly executed and delivered by the issuer of the New Warrants, (i) the New Warrants will constitute valid and legally binding obligations of the issuer of the New Warrants enforceable against the issuer of the New Warrants in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the New Warrants are exercisable for the New Warrant Securities or other cash or property described therein in accordance with their terms, and (iii) the New Warrant Securities, when issued and delivered in accordance with the provisions of the New Warrants, will be validly issued, fully paid and nonassessable.

         9.5. EFFECT OF REDEMPTION. On or prior to the redemption date, each holder of Convertible Notes or Subordinated Notes to be redeemed shall surrender such Notes to the Company, in the manner and at the place designated in the Subordinated Note or Holder or Company Redemption Notice, as the case may be, and thereupon the outstanding principal and accrued interest on such Notes shall be payable to the order of the person whose name appears on such Notes as the owner thereof and each surrendered Note shall be canceled. In the event less than all the principal on any Subordinated Note is redeemed, a new Subordinated Note shall be issued reflecting the unpaid principal thereon. From and after the redemption date, unless there shall have been a default in the payment of the redemption price or issuance of New Warrants, all rights of the holders of the Notes designated for redemption as holders of Notes of the Company (except the right to receive the redemption price without interest and (if applicable) the New Warrants upon surrender of their Notes) shall cease with respect to such Notes, and such Notes shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.


                                    ARTICLE X

                               REGISTRATION RIGHTS

         10.1. RESTRICTIVE LEGEND. Any certificates representing the Preferred Stock, the Convertible Notes, the Subordinated Notes, the Warrants, the Preferred Conversion Shares, the Note Conversion Shares, the Warrant Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under other applicable securities laws):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED
          STATES SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR
         ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         10.2. CERTAIN DEFINITIONS. As used in this Article X, the following terms shall have the following respective meanings:

                  "HOLDERS" shall mean the holders of Registrable
Securities.

                  "INITIATING HOLDERS OF REGISTRABLE CONVERSION SHARES" shall mean any persons who in the aggregate are holders of at least a majority of the Registrable Conversion Shares.

                  "INITIATING HOLDERS OF REGISTRABLE WARRANT SHARES" shall mean any persons who in the aggregate are holders of at least a majority of the Registrable Warrant Shares which have not been sold to the public.

                  "REGISTRABLE CONVERSION SHARES" shall mean (i) the Preferred Conversion Shares and the Note Conversion Shares and (ii) any other securities issued in respect of the Preferred Conversion Shares or the Note Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, provided, however, that shares of Common Stock which are Registrable Conversion Shares shall cease to be Registrable Conversion Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 17.3 of this Agreement is not entitled to the rights provided by Article X or at such time as the Holder of such shares may sell under Rule 144 under the Securities Act in a three-month period all Registrable Securities then held by such Holder.

                  "REGISTRABLE SECURITIES" shall mean the Registrable Conversion Shares collectively with the Registrable Warrant
Shares.

                  "REGISTRABLE WARRANT SHARES" shall mean the Warrant Shares and any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, provided, however, that shares of Common Stock which are Registrable Warrant Shares shall cease to be Registrable Warrant Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 17.3 of this Agreement is not entitled to the rights provided by
Article X or at such time as the Holder of such shares may sell under Rule 144 under the Securities Act in a three-month period all Registrable Securities then held by such Holder.

                  The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement (other than a registration statement on
 Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Sections 10.3 and 10.4 hereof, including, without limitation, all registration and filing fees (including with respect to filings required to be made with the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc.), printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), fees and disbursements of all independent certified public accountants (including the expenses of any special audits and "comfort" letters required by or incident to such performance), reasonable fees and disbursements for one counsel for all the selling Holders, fees and expenses incurred in connection with the listing of the securities on a securities exchange or quotation system, rating agency fees and the fees and expenses of any special experts, except for Selling Expenses.

                  "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing a legend which is the same as or similar to the legend set forth in Section 10.1 hereof.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                  "UNDERWRITTEN OFFERING" shall mean the offering and sale of Registrable Securities in a registration pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with a placement agent or underwriter.

          10.3. REQUESTED REGISTRATION.

                  (a) REQUESTS FOR REGISTRATION OF REGISTRABLE CONVERSION SHARES. At any time after July 1, 1998, the Initiating Holders of Registrable Conversion Shares may request registration of all or part of their Registrable Conversion Shares under the Securities Act. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Conversion Shares. The Company will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within fifteen (15) days after receipt of the Company's notice. Any registration effected by the Company under this Section 10.3 is referred to herein as the "Conversion Demand Registration." The Holders of Registrable Conversion Shares will be entitled to one (1) Conversion Demand Registration.

                  (b) REQUESTS FOR REGISTRATION OF REGISTRABLE WARRANT SHARES. At any time after July 1, 1998, the Initiating Holders of Registrable Warrant Shares may request registration of all or part of their Registrable Warrant Shares under the Securities Act. Within ten
(10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Warrant Shares. The Company will include in such registration all Registrable Warrant Shares with respect to which it has received written requests for inclusion therein within fifteen (15) days after receipt of the Company's notice. Any registration effected by the Company under this Section 10.3 is referred to herein as the "Warrant Demand Registration." The Holders of Registrable Warrant Shares will be entitled to one (1) Warrant Demand Registration. The Conversion Demand Registration and the Warrant Demand Registration shall be collectively known as the "Demand Registrations".

                  (c) UNDERWRITTEN OFFERING. If the Holders initiating the registration intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Holders to participate shall be conditioned on such Holders' participation in such underwriting.

                  (d) COOPERATION BY THE COMPANY. The Company shall and shall cause its management to cooperate fully and to use its best efforts to effect the registration of Registrable Securities and the sale of Registrable Securities pursuant to a request for a Demand Registration as promptly as is practicable; provided, however, in the event that the Company reasonably determines, that it is not then eligible to use a registration statement on Form S-3 or other short form registration statement under the Securities Act, and the Company furnishes to the Holders a certificate of an executive officer of the Company stating that the Company has determined that such registration would have a Material Adverse Effect, then the Company's obligation to effect such registration shall be deferred for a period not to exceed ninety (90) days. Cooperation by the Company and its management shall include, but not be limited to, management's attendance and reasonable presentations in respect of the Company at a reasonable number of road shows with respect to the offering of Registrable Securities.

                  (e) EXPENSES. The Company will pay all Registration Expenses for any Demand Registration. A registration will not count as a Demand Registration until it has become effective. A registration will count as a Demand Registration after it has become effective unless such registration statement has been withdrawn prior to the sale of all Registrable Securities covered thereby at the request of the Holders (other than as a result of (i) an action or omission to act by the Company which adversely affects the market for, or the price of, Registrable Securities or (ii) a material adverse change in the business, financial condition or prospects of the Company occurring after the effective date of the registration statement); provided, however, that in any event the Company will pay all Registration Expenses in connection with any registration so initiated; provided, further, however, that the holders of Registrable Securities may withdraw a registration without having it count as a Demand Registration only once in any twelve month period.

                  (f) PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an Underwritten Offering, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number which can be sold in such offering, the Company will include in such registration such number of shares, which in the opinion of such underwriters, may be sold, allocated among the Holders electing to participate pro rata in accordance with the amounts of securities requested to be so included by the respective Holders.

          10.4. PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration so that such notice is received by each Holder at least twenty (20) days before the anticipated filing date. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) calendar days after the receipt of the Company's notice; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 10.4 without obligation to any Holder.

                  (b) PIGGYBACK EXPENSES. The Registration Expenses of the Holders of Registrable Securities in connection with a Piggyback Registration will be paid by the Company.

                  (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the distribution of the Registrable Securities to be included in the Piggyback Registration concurrently with the securities being registered on behalf of the Company would materially adversely affect the distribution of such securities by the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the holders of Registrable Securities who have requested registration and other holders of shares of Common Stock entitled, pursuant to agreements in effect on the date of this Agreement, to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company on an as if-converted basis; and (iii) third, any other securities requested to be included in such registration.

                  (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration initiated by holders of the Company's securities other than the holders of the Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the distribution of the Registrable Securities in a Piggyback Registration concurrently with the securities being registered on behalf of holders of the Company's securities would materially adversely affect the distribution of such securities, the Company will include in such registration
(i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the holders of Registrable Securities who have requested registration and other holders of shares of Common Stock entitled, pursuant to agreements in effect on the date of this Agreement, to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company on an as if-converted basis, and (iii) third, any other securities requested to be included in such registration.

                  (e) OTHER RESTRICTIONS. In connection with any registration under this Section 10.4 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company, the parties initiating the registration (if other than the Company) and the underwriters. The Company hereby agrees that if it has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 10.3 or pursuant to this Section 10.4, and if such previous registration has not been withdrawn or abandoned (for purposes of this Agreement, a registration statement which has been filed but has not been declared effective within six (6) months of the date of filing shall be deemed abandoned), the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities (except on Form S-8 or any other similar form for employee benefit plans), whether on its own behalf or at the request of any holder or holders of such securities, until (i) six (6) months has elapsed from the effective date of such previous registration or (ii) sooner if all Registrable Securities included in such previous registration have been sold.

               (f) TRIUMPH REGISTRATION. The provisions of this Section 10.4 shall not be applicable to the registration statement on Form S-3 which the Company is required to file on or about June 1, 1998 pursuant to the Securities Purchase Agreement dated as of January 31, 1997, as amended, by and among the Company, Triumph-Connecticut Limited Partnership and the other purchasers named therein.

          10.5. HOLDBACK AGREEMENTS.

                  (a) Each Holder of Registrable Securities which is a party to this Agreement agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing seven (7) days prior to and ending ninety (90) days after the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or with the consent of the managing underwriter). The commencement of such period shall be determined in good faith by the managing underwriter and advised to the Holders, provided that the executive officers and directors of the Company and each of the holders (with which any officer of director of the Company is affiliated) of five percent (5%) or more of the then outstanding shares of Common Stock on a fully diluted basis (including for this purpose all shares issuable upon the conversion, exchange or exercise of Derivative Securities) shall have entered into similar agreements.

                  (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing seven (7) days prior to and ending ninety (90) days after the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which a Holder participates (except (A) as part of such underwritten registration, (B) with the consent of the managing underwriter of such underwritten registration or (C) pursuant to registrations on Form S-8 or any other similar form for employee benefit plans), and (ii) to use its reasonable best efforts to cause each officer or director of the Company or holder of greater than 5% of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities with which any officer or director of the Company is affiliated, to agree not to effect any public sale or distribution of any such securities during such period to the extent timely requested by the underwriters (except as part of such underwritten registration, if otherwise permitted, or with the consent of the managing underwriter). The commencement of such period shall be determined in good faith by the managing underwriter.

         10.6. REGISTRATION PROCEDURES. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Article X, the Company will promptly use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each of the Holders of Registrable Securities covered by such registration and counsel selected by such Holders, copies of all such documents proposed to be filed, which documents will be subject to their prior review and reasonable approval and such review shall also be completed as expeditiously as reasonably possible);

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 10.6(l) hereof and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement;

                  (c) furnish to each Holder of Registrable Securities covered by such registration such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Registrable Securities;

                  (d) use its best efforts to register or qualify Registrable Securities covered by such registration under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders thereof to consummate the disposition in such jurisdictions of the Registrable Securities as requested by such Holders (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection,
(ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each Holder of Registrable Securities covered by such registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has, or should have, knowledge as a result of which the prospectus included in such registration statement (or any document incorporated therein by reference) contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus (or any document incorporated therein by reference) as soon as practicable thereafter so that such prospectus (or any document incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities covered by such registration to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

                  (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration not later than the effective date of such registration statement or such other document;

                  (h) enter into such customary agreements (including an underwriting agreement) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (i) make available for inspection by any Holder of Registrable Securities covered by such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement or such other document;

                  (j) obtain a "comfort letter" from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and opinions of counsel from the Company's counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders and any underwriters;

                  (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty five (45) days after the end of any twelve (12) month period (i) commencing at the end of any fiscal quarter in which an applicable registration statement covering Registrable Securities becomes effective and (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover said twelve (12) month periods; and

                  (l) keep each registration statement effective for one year from the date of its effectiveness or for such period in excess of one year as to which the Holders shall agree to pay all Registration Expenses in connection with keeping such registration statement effective.

          If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall immediately notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Securities. The Company shall be obligated to keep the Registration Statement effective for a period of additional days equal to the number of days during which the Holders were required to cease making offers pursuant to this paragraph.

          10.7. INDEMNIFICATION.

                  (a) In the event of any registration of the Registrable Securities, the Company will indemnify each Seller of Registrable Securities (a "Seller"), each Seller's officers, directors and partners, and each person controlling such Seller (within the meaning of the Securities Act and the rules and regulations thereunder), against all claims, losses, damages, liabilities (or actions in respect thereof) and expenses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered or, prospectus or preliminary prospectus contained in such registration statement or any amendment or supplement to such registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, any rule or regulation thereunder and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Seller, such Seller's officers, directors and partners, and each person controlling such Seller for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action or expense arises out of or is based on any untrue or alleged untrue statement or omission or alleged omission of material fact based upon written information furnished to the Company by or on behalf of such Seller and stated to be specifically for use therein.

                  (b) Each Seller will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of the Company's directors and officers and each person who controls the Company (within the meaning of the Securities Act and the rules and regulations thereunder), each other Seller whose securities are included in such registration and each of such other Seller's officers, directors and partners and each person controlling such other Seller, against all claims, losses, damages and liabilities (or actions in respect thereof) and expenses arising out of or based on any untrue or alleged statement of a material fact contained in any such registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its officers and directors, each person controlling the Company, each other Seller, and such other Seller's officers, directors, partners and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue or alleged statement or omission or alleged omission is made in such registration statement, prospectus or preliminary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Seller and stated to be specifically for use therein.

                  (c) Each party entitled to indemnification under this Section
10.7 (an "Indemnified Party") shall give notice to the party required to provide indemnification (an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at its own expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article X, except to the extent that the Indemnifying Party's ability to conduct such defense shall have been materially prejudiced by such failure. To the extent that, in the opinion of counsel to the Indemnified Party, a conflict of interest exists between an Indemnified Party and the Indemnifying Party such that representation of such Indemnified Party by counsel for the Indemnifying Party would be inappropriate, then such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party; provided that in no event shall the Indemnifying Party be required to pay the expense of more than one such separate counsel per jurisdiction. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

         10.8. INFORMATION BY HOLDERS. Each Seller of Registrable Securities included in any registration shall furnish to the Company such information regarding such Seller and the distribution proposed by such Seller as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article X.

         10.9. LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to register any securities of the Company more favorable than the rights granted under this
Article X, unless such action is consented to by a majority of the outstanding Warrant Shares held by the Purchasers (and their assignees) and issuable to them (or such assignees) upon exercise of the Warrants held by them and a majority of the Conversion Shares held by the Purchasers (and their assignees) and issuable to them (or such assignees) upon conversion of the Convertible Notes held by them. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Article X and with the rights of the Holders provided in this Agreement and such holder or prospective holder agrees that its registration rights shall be consistent the terms of this Article X.

         10.10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, the Company agrees, so long as it is required to file reports with the SEC pursuant to the Exchange Act, to:

                  (a) make and keep public information available as those terms are understood and defined and interpreted in and under Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                  (c) so long as the Purchasers own any Restricted Securities, furnish to such Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

         10.11. SELECTION OF UNDERWRITERS. If any Demand Registration is an underwritten offering, the Holders of a majority of the Registrable Securities included in such registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company (which approval will not be unreasonably withheld).

                                   ARTICLE XI

                            SUBORDINATION; SENIORITY

         11.1. SENIOR INDEBTEDNESS. As used in this Article XI, "Senior Indebtedness" shall mean the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of indebtedness of the Company for money borrowed from financial institutions in an aggregate principal amount not greater than $3,000,000, whether any such indebtedness exists as of the date of this Agreement or shall hereafter be created, incurred, assumed or guaranteed, unless it is expressly stated in the instrument evidencing such bank indebtedness or in the agreement pursuant to which it is outstanding that such indebtedness is not Senior Indebtedness.

          11.2. SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  (a) The Company agrees, and each holder of Notes by his acceptance thereof likewise agrees, that the payment of the principal of, premium, if any, and interest on the Notes (all of the foregoing, a "Payment or Distribution") is subordinated and junior in right of payment, to the extent and in the manner provided in this Article XI to the prior payment in full of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise, and shall include, without limitation, any purchase, redemption or other acquisition of the Notes or other making of any deposit of funds or securities pursuant to this Agreement.

                  (b) The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any amendment, modification or waiver or any term of any instrument relating to refinancing of the Senior Indebtedness.

                  (c) All the provisions of this Agreement and the Notes shall be subject to the provisions of this Article XI so far as they may be applicable thereto.

                  (d) In the event that the Notes are declared due and payable before their expressed maturity because of the occurrence of an Event of Default hereunder or any required redemption of the Notes, the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness.




          11.3. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.

                  (a) No Payment or Distribution shall be made by the Company on account of the Notes, whether upon stated maturity, upon prepayment or acceleration, or otherwise, or on account of the purchase, redemption or other acquisition of Notes, whether upon stated maturity, prepayment, acceleration, or otherwise, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness and (i) such default is the subject of a judicial proceeding or (ii) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Senior Indebtedness, unless and until the Company shall have received written notice from such holder or holders that such default or event of default shall have been cured or waived or shall have ceased to exist.

                  (b) Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof in cash provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the Notes; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article upon the Senior Indebtedness and the holders thereof with respect to the Notes or the holders thereof, by a lawful plan or reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Holders of the Notes.

                  (c) In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the holders of the Notes before all Senior Indebtedness is paid in full, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to such holders, then and in such event such Payment or Distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by any holder of a Note as the property of the holders of Senior Indebtedness.

                  (d) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the obligations of the holders of the Notes hereunder to the holders of Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iii) release any person liable in any manner for the collection of Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company and any other person.

          11.4. SUBROGATION OF NOTES.

                  (a) Subject to the payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Indebtedness at the time outstanding, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive Payments or Distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the
 Senior Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Indebtedness to which the holders of the Notes would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by holders of the Notes, shall, as between the Company, the Company's creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                  (b) Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to make the Payment or Distribution on account of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  (c) Upon any payment or distribution of assets of the Company referred to in this Article, the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         11.5. NOTICES. The Company shall give prompt written notice to the holders of the Notes of any facts known to it which would prohibit the making of any payment of moneys to holders in respect of the Notes pursuant to the provisions of this Article.

          11.6. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the holder of any of the Notes or by any act, or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company or the holder of any of the Notes with the terms, provisions and covenants of this Agreement or the Notes, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         11.7. ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of (premium, if any) or interest on the Notes by reason of any provision in this Article XI shall not be construed as preventing the occurrence of an Event of Default.

         11.8. AMENDMENT TO ARTICLE XI. The terms of this Article XI may be amended, with the consent of holders of at least eighty percent (80%) in principal amount of the Subordinated Notes and holders of at least eighty percent (80%) of the shares of Preferred Stock (or holders of at least eighty percent (80%) in principal amount of the Convertible Notes, if issued), which consent shall not be unreasonably withheld, to conform to the commercially reasonable requirements of a financial institution which proposes to provide Borrowed Money Indebtedness to the Company to the extent permitted by Section
8.1. The Company shall not be charged a fee for providing such consent.


                                   ARTICLE XII
                       CONVERSION OF THE CONVERTIBLE NOTES

          12.1. CERTAIN DEFINITIONS. For purposes of this Article XII, the following terms shall have the meanings set forth in this Section 12.1.

                  AFFILIATE means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

                  "CLOSING PRICE" shall mean with respect to the shares of Common Stock of the Company on any day, (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the Nasdaq National Market, or (ii) if the shares of Common Stock are not listed or admitted to trading on the Nasdaq National Market, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or (iii) if the shares of Common Stock are not listed or admitted to trading on the Nasdaq National Market or any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange, Inc. member firm selected from time to time by the Company for that purpose, or (iv) if such prices in the over-the-counter market are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Company in good faith.

                  "CURRENT MARKET PRICE" per share of Common Stock at any date herein specified shall mean the average daily Closing Prices for thirty (30) consecutive trading days commencing forty-five (45) days before such date.

                  "PERSON" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

          12.2. RIGHT OF CONVERSION; CONVERSION PRICE. Any holder of Convertible Notes shall have the right, at its option, at any time to convert, subject to the terms and provisions of this Article XII, such Convertible Notes into shares of Common Stock upon surrender of the Convertible Notes to be so converted, accompanied by written notice of conversion duly executed, to the Company, and, if so required by the Company, duly endorsed to the Company or in blank or accompanied by proper instruments of transfer to the Company or in blank. The Convertible Notes shall be convertible at the conversion price of $4.75 per share of Common Stock, or in case an adjustment of such price has taken place pursuant to the provisions of this Article XII, the price as last adjusted (such price or adjusted price being referred to herein as the "Conversion Price"). The number of shares of Common Stock issuable upon such conversion shall be equal to
(a) the aggregate principal amount of the Convertible Note to be converted plus accrued but unpaid interest thereon to the date of conversion, divided by (b) the Conversion Price. Whenever the Conversion Price in effect shall be adjusted pursuant to this Article XII, the Company shall promptly provide to each holder of Convertible Notes a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price, which notice shall be signed on behalf of the Company by the President and the Chief Financial Officer of the Company and shall set forth in reasonable detail a calculation to the nearest cent of the Conversion Price, the method of calculation and the facts requiring such adjustment.

         12.3. ISSUANCE OF SHARES ON CONVERSION. The Company will as soon as practicable after the surrender, as herein provided, deliver to the holder or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided, if not evenly convertible, and, if less than the entire principal amount of the Convertible
Note is converted, a new Convertible Note for the principal amount not so converted, dated as of the last preceding date to which interest shall have been paid. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Convertible Note and at the Conversion Price in effect at the date of such surrender; and the person or persons entitled to receive the Common Stock deliverable upon conversion of the Convertible Note shall be treated for all purposes as the record holder or holders of such
 Common Stock on such date. The Company shall not be required to convert the Convertible Note or any portion thereof while the stock transfer books of the Company are closed for any purpose; but the surrender of the Convertible Note for conversion during any period while such books are so closed shall become effective for conversion immediately upon reopening of such books, as if the conversion had been made on the date the Convertible Note were surrendered, and at the Conversion Price in effect at the date of such surrender.

         No payment or adjustment to the Conversion Price in respect of dividends on the shares of Common Stock shall be made upon the conversion of any of the Convertible Notes.

          12.4. ADJUSTMENT OF CONVERSION PRICE.

                  (a) In case the Company shall at any time issue or sell any shares of Common Stock, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then, and thereafter successively upon each such issuance or sale, the Conversion Price in effect immediately prior to such issuance or sale shall forthwith be reduced to a price determined by dividing (i) an amount equal to (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price in effect immediately prior to such issuance or sale, plus (Y) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

         For the purposes of any computation to be made in accordance with the provisions of this paragraph (a), the following shall be applicable:

                           (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price) before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of such shares;

                           (ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be other than cash (otherwise than as a dividend or other distribution on any shares of Common Stock of the Company or on conversion, exercise or exchange of other securities of the Company or upon acquisition of the assets or securities of another company or upon merger or consolidation with another entity), the amount of consideration therefor other than cash shall be the value of such consideration as of the date of the issuance or sale of the shares of Common Stock, irrespective of any accounting treatment, but as determined by the Board of Directors of the Company in good faith. The reclassification of securities other than Common Stock into Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock;

                           (iii) In case of the issuance of shares of Common Stock upon conversion or exchange of any obligations or of any securities of the Company that shall be convertible into or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock (other than upon conversion of the Preferred Stock and the Notes), the amount of consideration received by the Company for such shares of Common Stock shall be deemed to be the sum of (A) the amount of the consideration received by the Company upon the original issuance of such obligations, securities, rights or options, as the case may be, plus (B) the consideration, if any, other than such obligations, securities, rights or options, payable to the Company in connection with such conversion, exchange, or exercise. The amount of the consideration received by the Company upon the original issuance of the obligations, securities, rights or options so converted, exchanged or exercised and the amount of the consideration, if any, other than such obligations, securities, rights or options, received by the Company upon such conversion, exchange or exercise shall be determined in the same manner provided in subparagraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of shares of Common Stock; if such obligations, shares, rights or options shall have been issued as a dividend upon any securities of the Company, the amount of the consideration received by the Company upon the original issuance thereof shall be deemed to be zero.

                           (iv) Shares of Common Stock issuable by way of dividend or other distribution on any securities of the Company shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of security holders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration. Shares of Common Stock issued otherwise than as a dividend, shall be deemed to have been issued and to be outstanding at the close of business on the date of issue;

                           (v) The number of shares of Common Stock at any time outstanding shall not include any shares then owned or held by or for the account of the Company, but shall include the aggregate number of shares deliverable in respect of options, rights and convertible and exchangeable securities at all times while such options, rights or securities remain outstanding and unexercised, unconverted or unexchanged, as the case may be, and thereafter to the extent such options, rights or securities have been exercised, converted or exchanged; and

                           (vi) No adjustment shall be made to the Conversion Price then in effect in case of the issuance of shares of Common Stock upon conversion or exchange of any obligations or of any securities of the Company that shall be convertible into or exercisable or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock for which an adjustment in the Conversion Price has previously been made in accordance with paragraph (b) of this Section 12.4.

                           (vii) In the event that any payment is made to the holders of warrants issued pursuant to the Securities Purchase Agreement dated as of January 31, 1997 among the Company, Triumph-Connecticut Limited Partnership and the other purchasers named therein pursuant to Section 8.3(b) (or successor provision) of such Securities Purchase Agreement which does not result in a modification pursuant to Section 12.8, the Company shall be deemed to have issued without consideration as of the date of the event giving rise to such payment a number of shares of Common Stock equal to the amount of such payment divided by the Closing Price on the date of such event.

                  (b) In case the Company shall at any time issue options or rights to subscribe for shares of Common Stock, or issue any obligations or securities convertible into or exchangeable for shares of Common Stock, otherwise than as contemplated by Section 12.4(a)(vi) hereof, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options or rights or securities shall be reduced to a price determined by making a computation in accordance with the provisions of clause (a) of this Section 12.4, provided that:

                           (i) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the minimum purchase price per share of Common Stock provided for in such options or rights, plus the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Company for such options or rights;

                           (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such obligations or securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Company for such securities, plus the consideration, if any, to be received by the Company upon the exchange or conversion thereof; and

                           (iii) on the expiration of such options or rights, or an increase in the minimum exercise price thereof, or a decrease in the maximum number of shares of Common Stock deliverable upon exercise or conversion of such options, rights or convertible or exchangeable securities pursuant to the terms thereof (and not as a result of exercise or conversion), or the termination of such right to convert or exchange, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained (A) in the case of the expiration or termination of options or rights or the termination of the right to convert or exchange convertible or exchangeable securities, had no adjustments been made upon the issuance of such options, rights or convertible or exchangeable securities, or (B) in the case of an increase in the minimum exercise price thereof, or a decrease in the maximum number of shares deliverable thereunder, had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock (A) actually deliverable upon the exercise of such options or rights or upon conversion or exchange of such securities, or (B) deliverable by reason of such increase in price or decrease in number of shares.

                  (c) Notwithstanding Sections 12.4(a) and (b), no adjustment to the Conversion Price shall be made in connection with the issuance of:

                           (i) the Securities and the securities issued or issuable upon conversion or exercise of the Securities, or other currently outstanding Derivative Securities; and

                           (ii) shares of Common Stock or rights, options or warrants to acquire Common Stock issued to directors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other similar stock plan or agreement (and, in the case of rights, options, or warrants, the Common Stock issued or issuable upon exercise thereof) and approved by the Board of Directors.

                  (d) In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Conversion Price in effect shall forthwith be proportionately decreased in the case of the subdivision or proportionately increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

          12.5. NOTICE OF CERTAIN CORPORATE ACTION.

                  In case:

                           (i) the Company shall declare any dividend (or any other distribution) on shares of its Common Stock; or

                           (ii) the Company shall authorize the granting to holders of its shares of Common Stock generally of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of the Company or of any other rights or warrants; or

                           (iii) of any reclassification of the shares of Common Stock of the Company, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company, or of any compulsory share exchange whereby the Common Stock will be converted into cash or other securities or property; or

                            (iv) of the voluntary or involuntary dissolution, liquidation or winding- up of the Company;

then the Company shall cause to be filed with the transfer agent for the Convertible Notes, and shall cause to be mailed to all holders of Convertible Notes at their last addresses as they shall appear on the stock transfer books of the Company, at least fifteen (15) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price applicable to the Convertible Notes and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. Neither the failure to give the notice required by this Section, nor any defect therein, to any particular holder of Convertible Notes shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, redemption, right, warrant, reclassification, consolidation, merger, sale, transfer, share exchange, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other holders.

          12.6. TAXES ON CONVERSIONS.

         The Company will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Convertible Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the holder of the Convertible Notes to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          12.7. FRACTIONAL SHARES.

         No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Convertible Notes. If any such conversion would otherwise require the issuance of a fractional share an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of conversion shall be paid to the holder in cash by the Company. All conversions by the same holder on any particular day shall be aggregated.

          12.8. PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

         In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the case of any consolidation of the Company into, or merger of the Company with another entity in which the Company is not the surviving entity (or it is the surviving entity, but its shares of Common Stock become shares of another entity), or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entirety, each holder of Convertible Notes shall thereafter have the right to convert such Convertible Notes into the kind and amount of securities, cash and other property receivable upon such reorganization, reclassification, consolidation, merger or disposition by a holder of the number of shares of Common Stock which the holder of Convertible Notes would have received had it converted its shares of Series G Preferred Stock immediately prior to such reorganization, reclassification, consolidation, merger or disposition, at a price equal to the aggregate Conversion Price then in effect; provided, however, that the kind and amount of such securities, cash and other property shall be determined as if any payment made to the holders of warrants issued pursuant to the Securities Purchase Agreement dated as of January 31, 1997 among the Company, Triumph- Connecticut Limited Partnership and the other purchasers named therein upon such reorganization, reclassification, consolidation, merger or disposition in excess of the amount such holders would otherwise have been entitled to receive under the terms of such warrants without regard to Section 8.3(b) (or successor provision) of such Securities Purchase Agreement had not been made. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and dispositions.

          12.9. COVENANT TO RESERVE SHARES.

         The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of the Convertible Notes as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Convertible Notes. The Company covenants that all shares of Common Stock which shall be so issuable shall be, when issued, duly and validly issued and fully paid and non-assessable. For purposes of this Section 12.9, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Convertible Notes shall be computed as if at the time of computation all outstanding Convertible Notes were held by a single holder.

          12.10. RULE 13E-3 TRANSACTIONS .

         In case the Company or any Affiliate of the Company shall propose to engage in a "Rule 13e-3 Transaction" as defined in Rule 13e-3 promulgated under the Exchange Act the Company shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the Securities and Exchange Commission or any other person pursuant to such Rule 13e-3, cause to be mailed to all holders of Convertible Notes at their last addresses as they shall appear on the books of the Company, a copy of all information required to be given to the Securities Exchange Commission or such other person pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Company pursuant to this Article.

         12.11. AUTOMATIC CONVERSION. The Convertible Notes shall automatically convert into shares of Common Stock at the applicable Conversion Price, in accordance with this Article XII, in the event that the average daily Closing Price of the Common Stock for thirty (30) consecutive trading days beginning any time after three years from the date of issuance of the Convertible Notes is greater than $12.00 per share, subject to adjustment for stock splits, stock dividends, combinations and other similar recapitalizations, so long as the average daily trading volume during the preceding thirty (30) days is at least 35,000 shares. The date upon which the foregoing condition is satisfied is hereinafter referred to as the "Mandatory Conversion Date."

         All holders or record of Convertible Notes will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such Convertible Notes pursuant to this Section 12.11. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Convertible Notes at such holder's address last shown on the records of the transfer agent for the Convertible Notes (or the records of the Company, if it serves as its own transfer agent). Upon receipt of such notice, each holder of Convertible Notes shall surrender his or its Convertible Notes to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 12.11. On the Mandatory Conversion Date, all rights with respect to the Convertible Notes so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their Convertible Notes therefor, to receive certificates for the number of shares of Common Stock into which such Convertible Notes have been converted. If so required by the Company, Convertible Notes surrendered for conversion shall be endorsed or accompanied by written instrument or instruments or transfer, in form satisfactory to the Company, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the Convertible Notes, the Company shall cause to be issued and delivered to such holder a certificate or certificates for the number of full shares of Common Stock into which the Convertible Notes have been converted and cash as provided herein with respect to any fraction of a share of Common Stock otherwise issuable upon such conversion.

         All Convertible Notes which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the Convertible Notes represented thereby converted into Common Stock and cash as provided herein for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such Convertible Notes on or prior to such date.


                                  ARTICLE XIII

                                EVENTS OF DEFAULT

         13.1. EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (a) the Company shall default in the payment of (i) any part of the principal of any Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment, acceleration or otherwise; or (ii) the interest on any Note, when the same shall become due and payable and shall not pay such interest within five (5) days thereafter; or

                  (b) the Company shall default in the performance of any of the covenants contained in Section 7.6 or Article VIII of this Agreement; or

                  (c) the Company shall default in the performance of any of the covenants contained in this Agreement (other than the covenants contained in Section 7.6 or Article VIII hereof) and such default shall have continued for the period and after the notice specified in the penultimate paragraph of this
Section 13.1 (the "Default Notice") without cure (the Company to give forthwith to all other holders of the Notes at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein); or

                  (d) any representation or warranty made in this Agreement shall prove to have been incorrect in any material respect when made; or

                  (e) any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company or any Subsidiary, in excess of $200,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $200,000 becoming due and payable prior to its due date and if such indenture, mortgage, agreement, instrument or commitment so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable; or

                  (f) the Company or any of its Subsidiaries shall default in the observance or performance of any term or provision of a material agreement to which it is a party or by which it is bound, which default is reasonably expected to have a Material Adverse Effect on the Company, and such default is not waived or cured within the applicable grace period; or

                  (g) an outstanding unsatisfied final judgment which, either alone or together with other outstanding unsatisfied final judgments, against the Company and its Subsidiaries exceeds an aggregate of $200,000 (to the extent not covered by insurance) shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for thirty (30) days after entry thereof; or

                  (h) the Company or any Subsidiary shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or the Company or any
 Subsidiary shall suffer a receiver or trustee for it or substantially all of its assets to be appointed; or the Company or any Subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or the Company or any Subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions.

         A default under paragraph (c) of this Section 13.1 is not a default unless the holders of at least eighty percent (80%) of the aggregate principal amount then outstanding under the Notes notify the Company of the default and the Company does not cure the default within twenty (20) days after receipt of such notice. The notice must specify the default and demand that it be remedied.

         A "Default" means any of the events specified in this Section 13.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

          13.2. REMEDIES.

                  (a) Upon the occurrence of an Event of Default (other than an Event of Default specified in paragraph (h) of Section 13.1), holders of at least eighty percent (80%) in aggregate principal amount of the Notes at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at their option, by written notice or notices to the Company declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived;. If an Event of Default specified in paragraph (h) of Section 13.2 occurs, all principal of and interest on the Notes shall automatically become and be immediately due and payable without any declaration or other act.

                  (b) Notwithstanding anything contained in Section 13.2(a), in the event that at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes all arrears of principal of and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then holders of at least eighty percent (80%) in aggregate principal amount of the Notes then outstanding, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom. If any holders of Notes shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed default.

         13.3. ENFORCEMENT. In case any one or more Events of Default shall occur and be continuing, the holder of a Note then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. Each holder agrees that it will give written notice to the other holders prior to instituting any such action. In case of a default in the payment of any principal of or interest on any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of any Note in exercising any rights shall operate as a waiver thereof or otherwise prejudice such holder's rights. No right conferred hereby or by any Note upon any holder thereof shall be exclusive of any other right referred to herein or therein or now available at law, in equity, by statute or otherwise.


                                   ARTICLE XIV

                              AMENDMENT AND WAIVER

         This Agreement may not be amended or modified (or any provision hereof waived), except that the Company and the Purchasers (and permitted assignees of the Purchasers) holding at least eighty percent (80%) of the Preferred Stock and Preferred Conversion Shares issuable upon conversion of the Preferred Stock, at least eighty percent (80%) in principal amount of the Convertible Notes, if issued, and the Note Conversion Shares issuable upon conversion of the Convertible Notes, at least eighty percent (80%) in principal amount of the Subordinated Notes and at least eighty percent (80%) of the Warrants and Warrant Shares issued upon exercise of the Warrants may by written instrument amend, modify or waive any term or condition of this Agreement relating to the rights or obligations of such holders; provided that (i) any provision of Article VII, VIII and XI may be amended, modified or waived with the written consent of the Company and the holders of at least eighty percent (80%) of the sum of (a) aggregate outstanding principal amount of the Notes outstanding and (b) the aggregate liquidation preference of the shares of Preferred Stock outstanding;
(ii) any provision of Article IX and XIII may be amended, modified or waived solely with the written consent of the Company and the holders of at least eighty percent (80%) of the aggregate principal amount of the Notes outstanding;
(iii) any provision of Article X may be amended, modified or waived with the written consent of the Company and the holders of at least eighty percent (80%) of the Registrable Securities (assuming conversion of all Preferred Stock or Convertible Notes); (iv) any provision of Article XII may be amended, modified or waived with the written consent of the Company and the holders of at least eighty percent (80%) of the aggregate liquidation preference of the shares of Preferred Stock outstanding or at least eighty percent (80%) of the aggregate principal amount of the Convertible Notes outstanding. However, without the consent of each holder of a Note, the provisions of this Agreement and the Notes may not be amended or waived to:

                  (1) reduce the amount of holders who must consent to an amendment, supplement or waiver of this Agreement and the Notes;

                  (2) reduce the rate of or change the time for payment of interest on any Note;

                  (3) reduce the principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto;

                  (4) waive a default in the payment of the principal of or interest on any Note; or

                  (5) make any Note payable in money other than that stated in such Note.

         After an amendment, supplement or waiver of a provision of this Agreement and the Notes becomes effective, the Company shall mail to the holders affected thereby a notice briefly describing the amendment, supplement or waiver.

         In no event shall the obligation of any holder of Securities, Preferred Conversion Shares, Notes, Conversion Shares or Warrant Shares hereunder be increased, except upon the written consent of each such holder. In addition, notwithstanding the other provisions of this Article XIV, no amendment, modification or waiver of any provision of this Agreement that adversely affects the rights of any holder of Securities, Preferred Conversion Shares, Notes, Conversion Shares or Warrant Shares in a manner different from the rights of the other holders thereof shall be effective against such holder unless approved in writing by such holder.

         The Company and each holder of Securities (including any Preferred Conversion Shares, Note Conversion Shares and Warrant Shares) shall be bound by any amendment or waiver effected in accordance with the provisions of this
Article XIV, whether or not such securities shall have been marked to indicate such modification, but any securities issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all holders of Securities.


                                   ARTICLE XV

                         LOST OR MUTILATED CERTIFICATES

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for Securities and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company (provided that if the holder is a financial institution, its own agreement will be satisfactory), or in the case of any such mutilation, upon surrender and cancellation of such certificate, the Company will issue a new certificate of like tenor as if the lost, stolen, destroyed or mutilated certificate were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated certificate.


                                   ARTICLE XVI

                             TRANSFER OF SECURITIES

          16.1. TRANSFER OF SECURITIES.

                  (a) No sale or other disposition shall be made with respect to any Securities; any shares of Common Stock issuable upon conversion or exercise of any Securities or any other securities issued in respect of the Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event unless (i) the holder shall have supplied to the Company an opinion of counsel for the holder reasonably acceptable to the Company to the effect that no registration under the Securities Act or other applicable law is required with respect to such sale or other disposition, or (ii) an appropriate registration statement with respect to such sale or other disposition shall have been filed by the Company and declared effective by the SEC. The Company may endorse on all certificates for such Securities the legend in Section 10.1 hereof restricting their transfer expect upon compliance with this Article XVI, and provided, further, that if an opinion of counsel satisfactory to the Company concludes that the legend is no longer necessary, the Company will deliver upon transfer such Securities without such legends. Each transferee of such securities shall agree in writing to be bound by the terms of this Agreement.

                  (b) Any transferee (other than a Purchaser who is a signatory to this Agreement) to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Purchasers under this Agreement, to the same extent as if such transferee were a party hereto.

                  (c) A transferee to whom rights are transferred pursuant to this Section 16.1 may not again transfer such rights to any other person or entity, other than as provided in this Section 16.1.

                  (d) Any transferee to whom a transfer is made in accordance with this Section 16.1 shall be deemed a "Purchaser" for purposes of this Agreement, except as provided in Section 17.3.

         16.2. LIMITATION ON NUMBER OF HOLDERS. No sale or other disposition shall be made with respect to any Securities if, as a result thereof, there would be more than twenty one (21) holders of Securities; provided that this limitation shall cease to be applicable to a Purchaser and its transferees and successive transferees if such Purchaser distributes Securities in kind to its partners or members; provided, however, that the foregoing limitation shall not be applicable to any Securities or securities issued upon conversion or exercise of the Securities which have been sold in a registered offering under the Securities Act or pursuant to Section 4(1) of the Securities Act or Rule 144 under the Securities Act; provided, further, however, that, prior to registration under the Securities Act, the Securities initially issued to Furman Selz Investors II L.P., FS Employee Investors LLC and FS Parallel Fund L.P. may be held by up to fifteen (15) holders and the Securities initially issued to BancBoston Ventures Inc. may be held by up to five (5) holders.


                                  ARTICLE XVII

                                  MISCELLANEOUS

         17.1. GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law.

          17.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive (i) any investigation made by the Purchasers and (ii) the Closing.

         17.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder, except to an affiliated corporation as a result of a merger or consolidation in which the Company is not the surviving corporation, and, provided further, that if a Purchaser should assign its rights and benefits under this Agreement to a person that is not an Affiliate of such Purchaser, such assignee shall not be deemed a "Purchaser" for purposes of
Section 7.5 of this Agreement.

         17.4. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

         17.5. NOTICES ETC. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a United States nationally recognized courier service marked for next business day delivery or sent by facsimile or in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

                  (a)      if to the Company;

                                            Ascent Pediatrics, Inc.
                                            187 Ballardvale Street
                                            Suite B125
                                             Wilmington, MA  01887
                                            Attention:  President
                                            Telephone: (978) 658-2500
                                            Facsimile:  (978) 658-3939

                  with a copy to:

                                            Hale and Dorr LLP
                                            60 State Street
                                            Boston, MA 02109
                                            Attention:  David Redlick
                                            Telephone:  (617) 526-6434
                                            Facsimile:  (617) 526-5000

                  (b)      if to the Purchasers:

                                            FS Private Investments LLC, Manager
                                            230 Park Avenue
                                            New York, New York  10169
                                            Attention:  James L. Luikart,
                                            Managing Member
                                            Telephone:  (212) 309-8223
                                            Facsimile:  (212) 692-9147

                  with a copy to:
                                            Stroock & Stroock & Lavan LLP
                                            180 Maiden Lane
                                            New York, New York  10038
                                            Attention:  Melvin Epstein
                                            Telephone:  (212) 806-5400
                                            Facsimile:  (212) 806-6006

                  and to:
                                            BancBoston Ventures Inc.
                                            175 Federal Street, 10th Floor
                                            Boston, MA  02110
                                            Attention:  Marcia Bates
                                            Telephone:  (617) 434-1951
                                            Facsimile:  (617) 434-1153

                  with a copy to:
                                            Bingham Dana LLP
                                            150 Federal Street
                                            Boston, MA  02110
                                            Attention:  Robert M. Wolf
                                            Telephone:  (617) 951-8000
                                             Facsimile:  (617) 951-8736

or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been received (i) on the date of delivery, if delivered personally, (ii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery, (iii) five business days after the date of mailing, if mailed or (iv) on the date of transmission, if sent by facsimile provided that if such date is not a business day, on the next succeeding business day.

         17.6. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities or Warrant Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         17.7. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         17.8. AGENT'S FEES. Except as set forth on Schedule 17.8 attached hereto, the Company hereby represents and warrants to the Purchasers that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement. The Purchasers each hereby represent and warrant to the Company that they have retained no finder or broker in connection with the transactions contemplated by this Agreement.

          17.9. INFORMATION CONFIDENTIAL; NO SOLICITATION.

                  (a)      Each Purchaser acknowledges that the information

received by it pursuant hereto may be confidential and for its use only, and such Purchaser agrees that it will not use such confidential information or reproduce, disclose or disseminate such information to any other person (other than its employees, agents or attorneys having a need to know the contents of such information and bound to maintain the confidentiality of such information), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser is required to disclose such information by a governmental body or pursuant to legal proceedings. For purposes herein, "confidential information" shall mean and include any non-public financial, operational, technical and other proprietary information relating to the business and affairs of the Company, whether such information is provided in written, oral, graphic, pictorial or recorded form or stored on computer discs, hard drives or magnetic tapes or in digital or any other electronic medium which such Purchaser may obtain from the Company pursuant to non-public financial statements, reports and other materials submitted to the Purchaser pursuant to this Agreement, pursuant to inspection rights granted hereunder, or otherwise.

                  (b) Each Purchaser agrees that it will not, either alone or in conjunction with any person, firm, corporation, association or other entity, solicit or attempt to solicit any employee of the Company to leave his or her employment and accept employment elsewhere or solicit any person who was an employee of the Company to accept employment elsewhere within three (3) months of the termination of such employee's employment with the Company.

         17.10. EXPENSES. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and the Company will pay all of the legal fees and disbursements of counsel and any other reasonable out-of-pocket expenses for each of the Purchasers, upon receipt of an itemized statements therefor, but not more than $75,000 in the aggregate if the transactions contemplated by Article I of this Agreement are not consummated.

         17.11. LITIGATION. Each party to this Agreement hereby consents to personal jurisdiction, service of process and venue in any court in which any claim is brought against any of the parties hereto or any other person entitled to the benefits of Section 10.7 of this Agreement, provided that such party or person has the right to seek indemnification under such section.

         17.12. TITLES AND SUBTITLES. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          17.13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                                        Very truly yours,

                                        ASCENT PEDIATRICS, INC.


                                        By: /S/ ALAN R. FOX
                                        Name:  Alan R. Fox
                                        Title: President and CEO


                                        FURMAN SELZ INVESTORS II L.P.
                                        FS EMPLOYEE INVESTORS LLC
                                        FS PARALLEL FUND L.P.

                                        By:  FS PRIVATE INVESTMENTS LLC,
                                             MANAGER


                                        By: /S/ BRIAN P. FRIEDMAN

                                        Name:    Brian P. Friedman
                                        Title:   Manageing Member


                                        BANCBOSTON VENTURES INC.


                                        By: /S/ MARCIA T. BATES
                                        Name:    Marcia T. Bates
                                        Title:   Managing Director


                                        FLYNN PARTNERS


                                        By:/S/ JAMES E. FLYNN
                                        Name:    James E. Flynn,
                                                 General Partner
                                                 Flynn Partners

                                   Schedule I

                                   Purchasers


                                  Number of Shares of       Principal Amount of     Number of
                                  Preferred Stock           Subordinated Notes      Warrants                Aggregate Purchase
Name of Purchaser                 to be Purchased           to be Purchased:        to be Purchased         Price

Furman Selze Investors II L.P.       4,628                    $5,950,285.71            1,399,611            $10,578,285.71

FS Employee Investors LLC              397                       510,428.57              120,062                907,428.57

FS Parallel Fund L.P.                  225                       289,285.72               68,045                514,285.72

BancBoston Ventures Inc.             1,663                     2,138,142.86              502,929              3,801,142.86

Flynn Partners                          87                       111,857.14               26,311                198,857.14
                                     ---------                 -------------            ---------            ---------------
              Total                  7,000                     $9,000,000.00            2,116,958           $16,000,000.00

                                                                     EXHIBIT A

                 CERTIFICATE OF DESIGNATION OF PREFERRED STOCK

                                                                     EXHIBIT B

                            FORM OF CONVERTIBLE NOTE

                                                                       EXHIBIT C

                           FORM OF SUBORDINATED NOTE

                                                                       EXHIBIT D

FORM OF WARRANT TO PURCHASE COMMON STOCK

                                                                       EXHIBIT E

                      FORM OF OPINION OF HALE AND DORR LLP

1.        Repayment of outstanding notes at time of the Closing.

2.        Waiver of notice of optional redemption.

3. Termination of Article 8 covenants (except for Section 8.3(b)), including without limitation, Triumph's right to representation on the Board of Directors of the Company.

4. Consent of Triumph to the financing contemplated by the Securities Purchase Agreement.

5. Termination of Triumph demand registrations (other than shelf Registration Statement to be filed in June 1998).

6. Waiver of warrant anti-dilution provisions with respect to the financing contemplated by the Securities Purchase Agreement.

                   CERTIFICATE OF DESIGNATION, VOTING POWERS,
                             PREFERENCES AND RIGHTS
                                       OF
                SERIES G CONVERTIBLE EXCHANGEABLE PREFERRED STOCK


                  Pursuant to Section 151(g) of the Delaware General Corporation Law, I, Alan R. Fox, President of Ascent Pediatrics, Inc., a Delaware corporation (the "Corporation"), hereby certify that the following is a true and correct copy of a resolution duly adopted by the Corporation's Board of Directors at a meeting held on May , 1998, at which a quorum was present and acting throughout, and that said resolution has not been rescinded or amended and is in full force and effect at the date hereof:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Corporation's Board of Directors by the Certificate of Incorporation of the Corporation, as amended to date, the Board of Directors hereby creates a series of Preferred Stock of the Corporation, par value $.01 per share, to be designated "Series G Convertible Exchangeable Preferred Stock" (hereinafter referred to as the "Series G Preferred Stock") and to consist of seven thousand (7,000) shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series G Preferred Stock, as follows:

                  18.      DEFINITIONS.

                  18.1. "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

                  18.2 "Change of Control" shall mean (A) the sale, lease or transfer of all or substantially all of the Corporation's assets to any Person or Group (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended,), (B) the liquidation or dissolution of the Corporation, (C) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act"), together with any Affiliates (as defined in the "Exchange Act) or Related Persons thereof (other than an employee benefit plan of the Corporation) beneficially owns at least fifty percent (50%) of the aggregate voting power of all classes of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation; or (D) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Corporation such that such nominees, when added to any existing directors remaining on the Board of Directors of the Corporation after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Corporation.

                  18.3. "Common Stock" shall mean the shares of the Common Stock of the Corporation, par value $.00004 per share, and any stock into which such Common Stock may hereafter be changed.

                  18.4. "Closing Price" shall mean with respect to the shares of Common Stock of the Corporation on any day, (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the Nasdaq National Market, or (ii) if the shares of Common Stock are not listed or admitted to trading on the Nasdaq National Market, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or (iii) if the shares of Common Stock are not listed or admitted to trading on the Nasdaq National Market or any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange, Inc. member firm selected from time to time by the Corporation for that purpose, or (iv) if such prices in the over-the-counter market are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith.

                 18.5. "Conversion Price" shall have the meaning set forth in
Section 5.1.

                 18.6. "Convertible Notes" shall have the meaning set forth in
Section 7.

                  18.7. "Current Market Price" per share of Common Stock at any date herein specified shall mean the average daily Closing Prices for thirty
(30) consecutive Trading Days
commencing forty-five (45) days before such date.

                  18.8. "Date of Issuance" shall mean the date upon which the shares of Series G Preferred Stock were issued and sold by the Corporation.

                  18.9. "Junior Stock" shall mean the Common Stock or any other class or series of capital stock of the Corporation which at the time of issuance is not declared to be senior to or on a parity with the Series G Preferred Stock as to dividends or rights upon liquidation.

                  18.10. "Legal Holiday" shall mean a Saturday, Sunday or day on which banks or trust companies in the State of New York are not required to be open.

                  18.11. "Person" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

                  18.12. "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of May 13, 1998, among the Corporation and the persons named therein.

                  18.13 "Related Person" of any Person means any other Person directly or indirectly owning (A) twenty percent (20%) or more of the outstanding common stock of such Person (or, in the case of a Person that is not a corporation, twenty percent (20%) or more of the equity interest in such Person) or (B) twenty percent (20%) or more of the combined voting power of the voting capital stock of such Person.

                 18.14. "SEC" shall mean the Securities and Exchange Commission.

                 18.15. "Trading Day" shall mean any day on which trading takes place (a) if the Common Stock is then listed or admitted to trading on the Nasdaq National Market, on the Nasdaq National Market, (b) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (c) otherwise, in the over-the-counter-market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotations System.

                 18.16. "Unaffiliated Merger" means the merger or consolidation of the Corporation with a Person which is not an Affiliate of the Corporation.

                 18.17 "Warrants" means the warrants issued pursuant to the Purchase Agreement (excluding the New Warrants, as such term is defined in the Purchase Agreement).

                 19. DIVIDENDS.

                 19.1. AMOUNT OF DIVIDENDS.

                           (a)      The holders of shares of Series G Preferred
Stock shall be entitled to receive, in preference to the holders of Common Stock or any other Junior Stock, cumulative annual dividends at the rate of eight percent (8%) of the Liquidation Preference (as defined) per annum (such rate, as increased or decreased in accordance with this Section 2.1, being the "Dividend Rate") in cash for each share of Series G Preferred Stock held. Dividends payable to holders of shares of Series G Preferred Stock, as aforesaid, whether or not declared by the Board of Directors, shall be fully cumulative and shall accrue without interest, except as provided herein, from and after the Date of Issuance. Accumulated dividends shall be paid semi-annually out of the assets of the Corporation legally available therefor on June 1 and December 1 (except that if any such date is a Legal Holiday then such dividend shall be payable on the next day that is not a Legal Holiday) (each, a "Dividend Date"), commencing on December 1, 1998, PROVIDED, HOWEVER, that payment of 50% of the accumulated dividends otherwise payable on December 1, 1998 and June 1, 1999 shall be payable, with interest thereon at the Dividend Rate, on December 1, 2001 and June 1, 2002, respectively, and payment of 50% of the accumulated dividends otherwise payable on December 1, 1999 and June 1, 2000 shall be payable, with interest thereon at the Dividend Rate, on December 1, 2002 and June 1, 2003, respectively. Dividends will be payable to holders of record of the shares of Series G Preferred Stock as they appear on the stock books of the Corporation on the date that is ten (10) days preceding the related Dividend Date. The amount of dividends payable for the initial dividend period and any period shorter than a full six-month dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                           (b)      If the Corporation fails to timely pay a
dividend to a holder of a share of Series G Preferred Stock within five (5) days of any Dividend Date (a "Failed Dividend"), then, commencing with such Dividend Date, the Dividend Rate shall increase by one percentage point and the Dividend Rate shall thereafter increase by one additional percentage point for each successive Failed Dividend and dividends shall accrue at the Dividend Rate so increased until all accrued dividends have been paid in full. However, the Dividend Rate shall never exceed fifteen percent (15%) of the Liquidation Preference per annum. Effective upon payment of all accrued Failed Dividends, the Dividend Rate shall return to the Dividend Rate in effect prior to the Failed Dividend giving rise to the increase in the Dividend Rate.

                           (c)      Notwithstanding the provisions of Section
2.1(a) and (b) above, if the Corporation has not exercised its option to exchange the outstanding shares of Series G Preferred Stock into Convertible Notes, pursuant to Section 7 below, prior to the third anniversary of the Date of Issuance, commencing with the third anniversary of the Date of Issuance dividends will be payable at the higher of the then effective Dividend Rate or a rate of ten percent (10%) of the Liquidation Preference per annum and such Dividend Rate shall increase by an additional two percentage points upon each one year anniversary thereafter. Notwithstanding the provisions of Section 2.1(b), following the third anniversary of the Date of Issuance, the Dividend Rate shall never be below a rate of twelve percent (12%) following the fourth anniversary of the Date of Issuance, fourteen percent (14%) following the fifth anniversary of the Date of Issuance or fifteen percent (15%) following the sixth anniversary of the Date of Issuance. However, the Dividend Rate shall never exceed fifteen percent (15%) of the Liquidation Preference per annum.

                           (d)      Notwithstanding the provisions of Section
2.1(a), (b) and (c) above, on the fifth day following a Change of Control the dividend rate shall increase to twelve percent (12%) of the Liquidation Preference per annum effective retroactive to the Date of Issuance and the additional dividends that become payable to the holders of the Series G Preferred Stock due to the retroactive application of such increased Dividend Rate shall be paid to such holders on such day.

                           (e)      The portion of accumulated dividends for
which payment is deferred pursuant to the third sentence of Section 2.1(a) shall not be increased or decreased due to changes in the Dividend Rate subsequent to the Dividend Date on which such accumulated dividends would have been payable but for the deferral thereof.

                 19.2. PAYMENT OF DIVIDENDS ON OTHER CAPITAL STOCK.

                           (a)      No dividends or other distributions shall be
declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other Junior Stock unless and until all accumulated dividends on the Series G Preferred Stock have been, or contemporaneously are, paid in full or declared and funds set apart for payment thereof in full, and in the case of any redemption pursuant to Section 6.1 or 6.2 hereof, the aggregate redemption price for all shares of Series G Preferred Stock to be so redeemed have been, or contemporaneously are, paid in full.

                           (b)      Any reference to "distribution" contained in
this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                 20. LIQUIDATION OR DISSOLUTION. Subject to the prior rights of the Corporation's creditors in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, and the rights of any class or series of stock that ranks on liquidation prior and in preference to the Series G Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series G Preferred Stock shall be entitled to receive one thousand dollars ($1,000) per share (the "Liquidation Preference"), together with accumulated and unpaid dividends payable thereon to the date fixed for payment of such distribution, if any, before any distribution is made to holders of any Junior Stock. If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of shares of Series G Preferred Stock (and any class or series of stock ranking in parity with the Series G Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation) shall be insufficient to permit the payment in full to such holders of the preferential amount payable to such holders, then the holders of Series G Preferred Stock will share ratably, together with any class or series of stock ranking in liquidation preference on parity with the Series G Preferred Stock, in any distribution of the Corporation's assets in proportion to the respective preferential amounts that would have been payable if such assets were sufficient to permit payment in full of all such amounts. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series G Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Under this Section 3, a distribution of assets in any dissolution, winding-up, liquidation or reorganization shall not include (a) any consolidation or merger of the Corporation with or into any other corporation, (b) any dissolution, liquidation, winding-up or reorganization of the Corporation immediately followed by reincorporation of a successor corporation or (c) a sale or other disposition of all or substantially all of the Corporation's assets in consideration for the issuance of equity securities of another corporation, provided that the consolidation, merger, dissolution, liquidation, winding-up, reorganization, sale or other disposition does not amend, alter, or change the preferences or rights of the Series G Preferred Stock or the qualifications, limitations or restrictions thereof in a manner that adversely affects the Series G Preferred Stock.

                  21.      VOTING RIGHTS.

                           (a)      GENERAL.  Each share of Series G Preferred
Stock shall entitle the holder thereof to such number of votes as shall equal the number of whole shares of Common Stock into which such share of Series G Preferred Stock is then convertible pursuant to Section 5. The holders of Series G Preferred Stock shall be entitled to vote on all matters as to which holders of the Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of the Common Stock, voting together with the holders of the Common Stock as one class.

                           (b)      CLASS VOTING RIGHTS.  So long as shares of
the Series G Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least eighty percent (80%) of all outstanding shares of Series G Preferred Stock, voting separately as a class, amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation of the Corporation, as amended, so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series G Preferred Stock.

                  22.      CONVERSION RIGHTS.

                 22.1. RIGHT OF CONVERSION; CONVERSION PRICE. Any holder of shares of Series G Preferred Stock shall have the right, at his/her option, at any time (except that, with respect to any shares of Series G Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the date fixed for redemption of such shares unless the Corporation shall default in payment due upon redemption thereof), to convert, subject to the terms and provisions of this Section 5, each share of Series G Preferred Stock into shares of Common Stock upon surrender of the certificate or certificates for the shares to be so converted, accompanied by written notice of conversion duly executed, to the Corporation, at any time during regular business hours at the office of the transfer agent of the Corporation for the Series G Preferred Stock, and, if so required by the Corporation, accompanied by a written instrument or instruments of transfer in form satisfactory to the transfer agent duly executed by the holder of such shares or his/her duly authorized representative in writing. The conversion price per share of Series G Preferred Stock shall be four dollars and seventy five cents ($4.75); or in case an adjustment of such price has taken place pursuant to the provisions of this
Section 5, the price as last adjusted (such price or adjusted price being referred to herein as the "Conversion Price"). The number of shares of Common Stock issuable upon conversion of a share of Series G Preferred Stock shall be equal to (a) the sum (the "Conversion Value") of the Liquidation Preference per share and the dividends on such share accumulated to the date of such conversion, divided by (b) the Conversion Price. Whenever the Conversion Price in effect shall be adjusted pursuant to this Section 5, the Corporation shall promptly file with the transfer agent for the Series G Preferred Stock and shall as soon as practicable mail to all record holders of Series G Preferred Stock at their last addresses as they appear in the stock transfer books of the Corporation, a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price, which notice shall be signed by the President and the Principal Financial Officer of the Corporation, on behalf of the Corporation, and shall set forth in reasonable detail a calculation to the nearest cent of the Conversion Price, the method of calculation and the facts requiring such adjustment.

                 22.2. ISSUANCE OF SHARES ON CONVERSION. As promptly as practicable after the surrender, as herein provided, of any shares of the Series G Preferred Stock for conversion, the Corporation shall deliver or cause to be delivered to the office of the transfer agent for the Series G Preferred Stock, to or upon the written order of the holder of such shares so surrendered, certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares may be converted in accordance with the provisions of this Section 5, together with a cash adjustment for any fraction of a share, as hereinafter provided. Such conversion shall be deemed to have been made as of the close of business on the date that such shares shall have been surrendered for conversion by delivery thereof with a written notice of conversion duly executed, so that the rights of the holder of such shares as a holder of Series G Preferred Stock shall cease at such time and, subject to the following provisions of this Section, the Person or Persons entitled to receive the shares of Common Stock upon conversion of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time; PROVIDED, HOWEVER, that no such surrender -------- ------- on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the Person entitled to receive the shares of Common Stock upon such conversion as the record holder of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Common Stock as the record holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Price in effect on the date that such shares of Series G Preferred Stock shall have been surrendered for conversion by delivery thereof, as if the stock transfer books of the Corporation had not been closed. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series G Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series G Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle in all respects the holder thereof to the rights of Series G Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  All shares of Series G Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

                  No payment or adjustment to the Conversion Price in respect of dividends on the shares of Common Stock shall be made upon the conversion of any of the shares of Series G Preferred Stock.

                 22.3. ADJUSTMENT OF CONVERSION PRICE.

                           (a)      In case the Corporation shall at any time
issue or sell any shares of Common Stock, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then, and thereafter successively upon each such issuance or sale, the Conversion Price in effect immediately prior to such issuance or sale shall forthwith be reduced to a price determined by dividing (i) an amount equal to (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price in effect immediately prior to such issuance or sale, plus (Y) the consideration, if any, received by the Corporation upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                  For the purposes of any computation to be made in accordance with the provisions of this paragraph (a), the following shall be applicable:

                          (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares of Common Stock are offered by the Corporation for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price) before deducting therefrom any commissions or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with the issuance of such shares;

                         (ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be other than cash (otherwise than as a dividend or other distribution on any shares of Common Stock of the Corporation or on conversion, exercise or exchange of other securities of the Corporation or upon acquisition of the assets or securities of another company or upon merger or consolidation with another entity), the amount of consideration therefor other than cash shall be the value of such consideration as of the date of the issuance or sale of the shares of Common Stock, irrespective of any accounting treatment, but as determined by the Board of Directors of the Corporation in good faith. The reclassification of securities other than Common Stock into Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock;

                        (iii) In case of the issuance of shares of Common Stock upon conversion or exchange of any obligations or of any securities of the Corporation that shall be convertible into or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock (other than upon conversion of the Series G Preferred Stock and the Convertible Notes), the amount of consideration received by the Corporation for such shares of Common Stock shall be deemed to be the sum of (A) the amount of the consideration received by the Corporation upon the original issuance of such obligations, shares, rights or options, as the case may be, plus (B) the consideration, if any, other than such obligations, securities, rights or options, received by the Corporation upon such conversion, exchange, or exercise except in adjustment of interest and dividends. The amount of the consideration received by the
          Corporation upon the original issuance of the obligations, securities, rights or options so converted, exchanged or exercised and the amount of the consideration, if any, other than such obligations, securities, rights or options, received by the Corporation upon such conversion, exchange or exercise shall be determined in the same manner provided in subparagraphs (i) and (ii) above with respect to the consideration received by the Corporation in case of the issuance of shares of Common Stock; if such obligations, securities, rights or options shall have been issued as a dividend upon any securities of the Corporation, the amount of the consideration received by the Corporation upon the original issuance thereof shall be deemed to be zero;

                         (iv) Shares of Common Stock issuable by way of dividend or other distribution on any securities of the Corporation shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of security holders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration. Shares of Common Stock issued otherwise than as a dividend, shall be deemed to have been issued and to be outstanding at the close of business on the date of issue;

                          (v) The number of shares of Common Stock at any time outstanding shall not include any shares then owned or held by or for the account of the Corporation, but shall include the aggregate number of shares deliverable in respect of options, rights and convertible and exchangeable securities at all times while such options, rights or securities remain outstanding and unexercised, unconverted or unexchanged, as the case may be, and thereafter to the extent such options, rights or securities have been exercised, converted or exchanged; and

                         (vi) No adjustment shall be made to the Conversion Price then in effect in case of the issuance of shares of Common Stock upon conversion or exchange of any obligations or of any securities of the Corporation that shall be convertible into or exercisable or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock for which an adjustment in the Conversion Price has previously been made in accordance with paragraph (b) of this Section 5.3.

                        (vii) In the event that any payment is made to the holders of warrants issued pursuant to the Securities Purchase Agreement dated as of January 31, 1997 among the Company, Triumph-Connecticut Limited Partnership and the other purchasers named therein pursuant to Section 8.3(b) (or successor provision) of such Securities Purchase Agreement which does not result in a modification pursuant to Section 5.7, the Corporation shall be deemed to have issued without consideration as of the date of the event giving rise to such payment a number of shares of Common Stock equal to the amount of such payment divided by the Closing Price on the date of such event.

                           (b)      In case the Corporation shall at any time
issue options or rights to subscribe for shares of Common Stock, or issue any obligations or securities convertible into or exchangeable for shares of Common Stock, otherwise than as contemplated by Section 5.3(a)(vi) hereof, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options or rights or securities shall be reduced to a price determined by making a computation in accordance with the provisions of clause (a) of this Section 5.3, provided that:

                          (i) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the minimum purchase price per share of Common Stock provided for in such options or rights, plus the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Corporation for such options or rights;

                         (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such obligations or securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Corporation for such securities, plus the consideration, if any, to be received by the Corporation upon the exchange or conversion thereof; and

                        (iii) on the expiration of such options or rights, or an increase in the minimum exercise price thereof, or a decrease in the maximum number of shares of Common Stock deliverable upon exercise or conversion of such options, rights or convertible or exchangeable securities pursuant to the terms thereof (and not as a result of exercise or conversion), or the termination of such right to convert or exchange, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained (A) in the case of the expiration or termination of options or rights or the termination of the right to convert or exchange convertible or exchangeable securities, had no adjustments been made upon the issuance of such options, rights or convertible or exchangeable securities, or
         (B) in the case of an increase in the minimum exercise price thereof, or a decrease in the maximum number of shares deliverable thereunder, had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock (X) actually deliverable upon the exercise of such options or rights or upon conversion or exchange of such securities, or (Y) deliverable by reason of such increase in price or decrease in number of shares.

                           (c)      No adjustment to the Conversion Price shall
be made in connection  with the issuance of:

                          (i) the Series G Preferred Stock, the Convertible Notes, the Warrants and the New Warrants, as such term is defined in the Purchase Agreement (together, the "Convertible Securitie s"), and the securities issued or issuable upon conversio n or exercise of the Convertible Securities, or other cur rently outstanding securities that are convertib le, exercisable or exchangeable for shares of Common St ock; and

                           (ii) shares of Common Stock or rights, options or warrants to acquire Common Stock issued to directors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other similar stock plan or agreement (and, in the case of rights, options, or warrants, the Common Stock issued or issuable upon exercise thereof) and approved by the Board of Directors.

                           (d)      In case the Corporation shall at any time
subdivide or combine the outstanding shares of Common Stock, the Conversion Price in effect shall forthwith be proportionately decreased in the case of the subdivision or proportionately increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

                 22.4. NOTICE OF CERTAIN CORPORATE ACTION.

                           (a)      In case:

                                    (i)     the Corporation shall declare any
         dividend (or any other distribution) on shares of its Common Stock; or

                                    (ii)    the Corporation shall authorize the
         granting to holders of its shares of Common Stock generally of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of the Corporation or of any other rights or warrants; or

                                    (iii)   of any reclassification of the
         shares of Common Stock of the Corporation, or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation, or of any compulsory share exchange whereby the Common Stock will be converted into cash or other securities or property; or

                                    (iv)    of the voluntary or involuntary
         dissolution, liquidation or  winding-up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series G Preferred Stock, and shall cause to be mailed to all holders of shares of Series G Preferred Stock at their last addresses as they shall appear on the stock transfer books of the Corporation, at least fifteen (15) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price applicable to the Series G Preferred Stock and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. Neither the failure to give the notice required by this Section, nor any defect therein, to any particular holder of shares of Series G Preferred Stock shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, redemption, right, warrant, reclassification, consolidation, merger, sale, transfer, share exchange, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other holders.

                           (b)      In case the Corporation or any Affiliate of
the Corporation shall propose to engage in a "Rule 13e-3 Transaction" as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, the Corporation shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the Securities and Exchange Commission or any other Person pursuant to such Rule 13e-3, cause to be mailed to all holders of shares of Series G Preferred Stock at their last addresses as they shall appear on the stock transfer books of the Corporation, a copy of all information required to be given to the SEC or such other Person pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Corporation pursuant to this Section 5.4.

                 22.5. TAXES ON CONVERSIONS.

                  The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series G Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the holder of the shares of Series G Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                 22.6. FRACTIONAL SHARES.

                  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of shares of Series G Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of conversion shall be paid to the holder in cash by the Corporation. All conversions by the same holder on any particular day shall be aggregated.

                 22.7. PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

                 In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the case of any consolidation of the Corporation into, or merger of the Corporation with another entity in which the Corporation is not the surviving entity (or it is the surviving entity, but its shares of Common Stock become shares of another entity), or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Corporation as an entirety, each holder of the Series G Preferred Stock shall thereafter have the right to convert such shares into the kind and amount of securities, cash and other property receivable upon such reorganization, reclassification, consolidation, merger or disposition by a holder of the number of shares of Common Stock which the holder of the Series G Preferred Stock would have received had it converted its shares of Series G Preferred Stock immediately prior to such reorganization, reclassification, consolidation, merger or disposition, at a price equal to the aggregate Conversion Price then in effect; provided, however, that the kind and amount of such securities, cash and other property shall be determined as if any payment made to the holders of warrants issued pursuant to the Securities Purchase Agreement dated as of January 31, 1997 among the Corporation, Triumph-Connecticut Limited Partnership and the other purchasers named therein upon such reorganization, reclassification, consolidation, merger or disposition in excess of the amount such holders would otherwise have been entitled to receive under the terms of such warrants without regard to Section 8.3(b) (or successor provision) of such Securities Purchase Agreement had not been made. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and dispositions.

                 22.8. COVENANT TO RESERVE SHARES.

                  The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of shares of Series G Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series G Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall be, when issued, duly and validly issued and fully paid and non-assessable. For purposes of this Section 5.8, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series G Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series G Preferred Stock were held by a single holder.

                  22.9     AUTOMATIC CONVERSION.

                  The Series G Preferred Stock shall automatically convert into shares of Common Stock at the applicable Conversion Price, in accordance with this Section 5, in the event that the average daily Closing Price of the Common Stock for thirty (30) consecutive Trading Days beginning any time after three years from the Date of Issuance is greater than twenty dollars ($12) per share, subject to adjustment for stock splits, stock dividends, combinations and other similar recapitalizations, so long as the average daily trading volume during the preceding thirty (30) days is at least thirty five thousand (35,000) shares (such date being referred to herein as the "Mandatory Conversion Date").

                  All holders of record of shares of Series G Preferred Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series G Preferred Stock pursuant to this Section 5.9. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series G Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series G Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series G Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5.9. On the Mandatory Conversion Date, all rights with respect to the Series G Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which Series G Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments or transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series G Preferred Stock, the Corporation shall cause to be issued and delivered to such holder a certificate or certificates for the number of full shares of Common Stock into which the Series G Preferred Stock has been converted and cash as provided herein with respect to any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  All certificates evidencing shares of Series G Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series G Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

                 23. REDEMPTION.

                  23.1. NOTICE. The Company shall give notice of any Change of Control or Unaffiliated Merger anticipated by the Company, signed on behalf of the Corporation by its President and by its Treasurer or an Assistant Treasurer, to the holders of record of the Series G Preferred Stock not less than twenty
(20) days prior to the anticipated date of the Change of Control or Unaffiliated Merger. The Company shall give notice of any Change of Control, signed on behalf of the Corporation by its President and by its Treasurer or an Assistant Treasurer to the holders of record of the Series G Preferred Stock not less than five (5) days following the date of the consummation of the Change of Control.

                  23.2. REDEMPTION AT THE OPTION OF THE COMPANY. If there is a Change of Control or Unaffiliated Merger, the Corporation may, at its option, redeem not later than five (5) days (or twenty (20) days in the case of a Change of Control described in Section 1.2(C)) after the effective date of such Change of Control or Unaffiliated Merger, the Series G Preferred Stock at a price equal to the Liquidation Preference plus accumulated and unpaid dividends thereon to the date fixed for redemption. If the Corporation redeems any shares of Series G Preferred Stock pursuant to this Section 6.2, it must redeem all of the shares of Series G Preferred Stock. The right of the
 Corporation to redeem all shares of Series G Preferred Stock, pursuant to this
Section 6.2 is conditional upon the issuance to each holder of the shares of Series G Preferred Stock of new warrants (the "New Warrants") to purchase the number of shares of Common Stock or other securities, cash or property that would have been issued to such holder had such holder converted its shares of Series G Preferred Stock immediately prior to the effective date of the Change of Control or Unaffiliated Merger at a price equal to the Conversion Price then in effect, substantially in the form of the warrants issued in connection with the Purchase Agreement and having an exercise price equal to the then Conversion Price (as defined in Section 5.1) of the shares of Series G Preferred Stock on the date specified for redemption and a term ending on the same date as the expiration date of the Warrants.

                  23.3. NOTICE OF REDEMPTION. The Corporation shall give notice of redemption pursuant to Section 6.2, signed on behalf of the Corporation by its President and by its Treasurer or an Assistant Treasurer to the holders of the shares of Series G Preferred Stock not less than five (5) days prior to the date upon which the redemption is to be made pursuant to Section 6.3 (the "Corporation Redemption Notice"), specifying (i) the accrued and unpaid dividends on each share of Series G Preferred Stock (to and including the date upon which the redemption is to be made), and (ii) the date of such redemption. The Corporation Redemption Notice having been so given, the amount of the aggregate Liquidation Preference of the shares of Series G Preferred Stock, and all accrued and unpaid dividends thereon, shall become due and payable on the specified redemption date and the New Warrants issuable to the holders of the shares of Series G Preferred Stock, shall be issued on the specified redemption date.

                  The Company shall provide, or cause the issuer of the New Warrants to provide, to the recipients of the New Warrants a written representation and warranty dated the date of issuance of the New Warrants to the effect that the New Warrants have been duly authorized for issuance and the shares of Common Stock or other securities issuable upon exercise of the New Warrants (the "New Warrant Securities") have been duly authorized and reserved for issuance prior to the Closing and when the New Warrants have been duly executed and delivered by the issuer of the New Warrants, (i) the New Warrants will constitute valid and legally binding obligations of the issuer of the New Warrants enforceable against the issuer of the New Warrants in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the New Warrants are exercisable for the New Warrant Securities or other cash or property described therein in accordance with their terms, and (iii) the New Warrant Securities, when issued and delivered in accordance with the provisions of the New Warrants, will be validly issued, fully paid and nonassessable.

                  On or prior to the redemption date, each holder of Series G Preferred Stock to be redeemed shall surrender such shares of Series G Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price per share plus all accumulated and unpaid dividends thereon through the Redemption Date shall be payable to the order of such holder and the New Warrants shall be issued to such holder and each surrendered share of Series G Preferred Stock shall be canceled. From and after the redemption date, unless there shall have been a default in the payment of the Redemption Price, all rights of such holder of Series G Preferred Stock designated for redemption shall cease with respect to such shares of Series G Preferred Stock, and such shares of Series G Preferred Stock shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  24.  EXCHANGE.

                           (a)      At any time after the Date of Issuance and
on or prior to the seventh anniversary of the Date of Issuance, the Corporation, may, at its option, require the holders of Series G Preferred Stock to exchange all of the shares of Series G Preferred Stock held by them for convertible subordinated notes of the Corporation (the "Convertible Notes"). The Convertible Notes shall be substantially in the form attached hereto as Exhibit A and shall mature at the end of seven years from the Date of Issuance. Holders of outstanding shares of Series G Preferred Stock shall be entitled to receive in exchange for each share of Series G Preferred Stock held by them at the time of the exchange Convertible Notes in an aggregate principal amount equal to one thousand dollars ($1,000), plus an amount in cash equal to all accumulated and unpaid dividends through the date of exchange (the "Exchange Date"), which shall be specified by the Corporation.

                 (b) The exchange of shares of Series G Preferred Stock for Convertible Notes shall be deemed to have been made as of the close of business on the Exchange Date, so that the rights of the holders of Series G Preferred Stock as stockholders of the Corporation shall cease at such time (except the right to receive an amount in cash equal to all accumulated and unpaid dividends on the shares of Preferred Stock through the Exchange Date and certificates for the Convertible Notes), and the Person or Persons entitled to receive the Convertible Notes upon such redemption and exchange shall be treated for all purposes as the registered holder or holders of such Convertible Notes at such time. In order to effect the Exchange, the Corporation shall provide notice thereof at least twenty (20) and not more than sixty (60) days prior to the Exchange Date to each record holder of the Series G Preferred Stock, by first class mail, postage prepaid, to such holder at such holder's last address as the same shall appear on the books of the Corporation. Such notice shall state: (i) the Exchange Date, (ii) the then current Conversion Price, (iii) that the shares of Series G Preferred Stock may be converted into Common Stock at any time before the close of business on the Exchange Date, (iv) that holders who want to convert shares of Series G Preferred Stock must satisfy the requirements of
Section 5 hereof, (v) the place at which certificates for shares of Series G Preferred Stock are to be surrendered for exchange for Convertible Notes, and
(vi) that dividends on the shares to be exchanged will cease to accrue at the close of business on the Exchange Date. Following receipt of such notice, the holders of Series G Preferred Stock shall promptly surrender the certificates for such shares to the Corporation at the place designated in such notice. Upon surrender of certificates for any shares so exchanged in accordance with such notice (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Corporation will cause the Convertible Notes to be issued and mailed to the holders of shares of Series G Preferred Stock at their address of record or such other address as such holders shall specify upon surrender of such certificates and shall cause such holders to be paid the applicable amount of cash for accumulated and unpaid dividends.

                  All certificates evidencing shares of Series G Preferred Stock which are required to be surrendered for exchange in accordance with the provisions hereof shall, from and after the Exchange Date, be deemed to have been retired and canceled and the shares of Series G Preferred Stock represented thereby exchanged into Convertible Notes for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

                  25. NO PREEMPTIVE RIGHTS. Except as described in the Purchase Agreement, no holder of shares of Series G Preferred Stock shall have any preemptive or preferential right of subscription to any shares of stock of the Corporation, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Corporation, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix.

                 26. AMENDMENTS TO CERTIFICATE OF DESIGNATION. The terms of this Certificate of Designation may be amended, with the consent of holders of at least eighty percent (80%) of the shares of the Series G Preferred Stock, which consent will not be unreasonably withheld, to conform to the commercially reasonable requirements regarding relative priority of payments under specified circumstances of a financial institution which proposes to provide Borrowed Money Indebtedness to the Corporation to the extent permitted by Section 8.1 of the Purchase Agreement. The Company shall not be charged a fee for providing such consent.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of , 1998.




                                            By:
                                            ______________________, President

ATTEST:




__________, Secretary

                            Form of Convertible Note

                FORM OF 8.0% SUBORDINATED NOTE DUE JUNE __, 2005


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


$_________                                                 ____________, 1998
                                                           NEW YORK, NEW YORK


                 FOR VALUE RECEIVED, ASCENT PEDIATRICS, INC., a Delaware corporation (the "undersigned"), hereby promises to pay to the order of , or registered assigns, the principal amount of___________________________________ Dollars ($__________) on May __, 2005, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of 8.0% per annum until the unpaid principal amount hereof shall become due and payable, and to pay, on demand, interest on any overdue principal, including any overdue prepayment of principal and premium, if any, at the rate of 12% per annum.

                  Payments of principal, premium, if any, and interest shall be made to the registered holder hereof in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the office of the Company at 187 Ballardvale Street, Suite B125, Wilmington, Massachusetts 01887, subject to the right of the registered holder hereof under the Purchase Agreement referred to below to receive direct payment in immediately available funds.

                 Accrued interest shall be paid by the undersigned on this Note semiannually on June 1 and December 1 of each year, commencing , ; provided, however, that, to the extent applicable, payment of 50% of the accrued interest otherwise payable on December 1, 1998 and June 1, 1999 shall be payable, with interest thereon at the rate of 8.0% per annum, on December 1, 2001 and June 1, 2002, respectively, and payment of 50% of the accrued interest otherwise payable on December 1, 1999 and June 1, 2000 shall be payable, with interest thereon at the rate of 8.0% per annum, on December 1, 2002 and June 1, 2003, respectively; provided, further, however, that all such deferred interest payments and interest thereon shall be due and payable, if not previously paid, upon the acceleration of the maturity of this Note

                  If any amounts under this Note become due and payable on a day that banks in the State of New York are not open for business, such amounts shall be paid on the next succeeding day that such banks shall be open for business.

                  This Note has been issued pursuant to and is one of a series of notes (the "Convertible Notes") issued pursuant to and is subject to all of the provisions of the Securities Purchase Agreement dated as of May 13, 1998 between the undersigned and the Purchasers named therein (the "Purchase Agreement"). Capitalized terms herein are used as defined in the Purchase Agreement unless otherwise defined herein.

                  This Note may be redeemed by either the undersigned or the holder as provided in Article IX of the Purchase Agreement. This Note may, or in certain circumstances, shall automatically, be converted into Common Stock, par value $0.00004 per share, of the Company in accordance with Article XII of the Purchase Agreement.

                  This Note is a general unsecured obligation of the undersigned and is subordinated to all Senior Indebtedness in accordance with Article XI of the Purchase Agreement. Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable subject to and as provided in the Purchase Agreement.

                  This Note may be amended and the provisions hereof may be waived only in accordance with Article XIV of the Purchase Agreement.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, ASCENT PEDIATRICS, INC. has caused this Note to be duly executed.


                                            ASCENT PEDIATRICS, INC.

(CORPORATE SEAL)

ATTEST:                                     By:
                                                ------------------------------
                                                Name:
                                                Title:
----------------------------
Name:
Title:  Secretary

                FORM OF 8.0% SUBORDINATED NOTE DUE JUNE __, 2005


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


$_________                                                   ____________, 1998
                                                             NEW YORK, NEW YORK


                 FOR VALUE RECEIVED, ASCENT PEDIATRICS, INC., a Delaware corporation (the "undersigned"), hereby promises to pay to the order of , or registered assigns, the principal amount of _________________________________ Dollars ($__________) on May __, 2005, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of 8.0% per annum until the unpaid principal amount hereof shall become due and payable, and to pay, on demand, interest on any overdue principal, including any overdue prepayment of principal and premium, if any, at the rate of 12% per annum.

                  Payments of principal, premium, if any, and interest shall be made to the registered holder hereof in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the office of the Company at 187 Ballardvale Street, Suite B125, Wilmington, Massachusetts 01887, subject to the right of the registered holder hereof under the Purchase Agreement referred to below to receive direct payment in immediately available funds.

                  Accrued interest shall be paid by the undersigned semiannually on June 1 and December 1 of each year, commencing on December 1, 1998; provided, however, that payment of 40% of the accrued interest otherwise payable on December 1, 1998 and June 1, 1999 shall be payable, with interest thereon at the rate of 8.0% per annum, on December 1, 2001 and June 1, 2002, respectively, and payment of 40% of the accrued interest otherwise payable on December 1, 1999 and June 1, 2000 shall be payable, with interest thereon at the rate of 8.0% per annum, on
  December 1, 2002 and June 1, 2003, respectively; provided, further, however, that all such deferred interest payments and interest thereon shall be due and payable, if not previously paid, upon the acceleration of the maturity of this Note.

                  If any amounts under this Note become due and payable on a day that banks in the State of New York are not open for business, such amounts shall be paid on the next succeeding day that such banks shall be open for business.

                  This Note has been issued pursuant to, and is one of a series of subordinated notes (the "Subordinated Notes") issued pursuant to, and is subject to all of the provisions of, the Securities Purchase Agreement dated as of May 13, 1998 between the undersigned and the Purchasers named therein (the "Purchase Agreement"). Capitalized terms herein are used as defined in the Purchase Agreement unless otherwise defined herein.

                  This Note may be redeemed by either the undersigned or the holder as provided in Article IX of the Purchase Agreement.

                  This Note is a general unsecured obligation of the undersigned and is subordinated to all Senior Indebtedness in accordance with Article XI of the Purchase Agreement. Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable subject to and as provided in the Purchase Agreement.

                  This Note may be amended and the provisions hereof may be waived only in accordance with Article XIV of the Purchase Agreement.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, ASCENT PEDIATRICS, INC. has caused this Note to be duly executed.


                                                      ASCENT PEDIATRICS, INC.

(CORPORATE SEAL)

ATTEST:                                          By:
                                                     --------------------------
                                                     Name:
                                                     Title:
----------------------------
Name:
Title:  Secretary

                  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  VOID AFTER 5:00 P.M., NEW YORK TIME, ON JUNE
                  __, 2005, OR IF  NOT A BUSINESS DAY, AS
                  DEFINED HEREIN, AT 5:00 P.M., NEW  YORK
                  TIME, ON THE NEXT FOLLOWING BUSINESS DAY.


                                                             WARRANT TO PURCHASE
                                                _________ SHARES OF COMMON STOCK


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             ASCENT PEDIATRICS, INC.


                           --------------------------

                  This certifies that, for value received, ____________ or registered assigns ("Warrantholder"), is entitled to purchase from Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), subject to the terms set forth below, at any time prior to the Expiration Date, after which time this Warrant shall become void, _________ Warrant Shares at the Warrant Price. The Warrant Price and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as provided herein.

                  This Warrant is one of a series of warrants (the "Warrants") evidencing the right to purchase shares of Common Stock of the Company issued pursuant to a certain Securities Purchase Agreement (the "Agreement"), dated as of May 13, 1998, by and between the Company and the persons named therein, a copy of which agreement is on file at the principal office of the Company, and the holder of this Warrant shall be entitled to all of the benefits of and be bound by all of the applicable obligations of the Agreement, as provided therein.

                                  ARTICLE XXVII

                                  DEFINED TERMS

                 Section 27.1. DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

                  (a) "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

                  (b) "Convertible Notes" shall mean the 8% Convertible Subordinated Notes issuable upon exchange of the Preferred Stock.

                  (c) "Common Stock" shall mean the Common Stock, $.00004 par value per share, of the Company.

                  (d) "Closing Price" shall mean, with respect to any day, the last reported sales price of the Common Stock, regular way, or in case no sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock, regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on the Nasdaq National Market, or, if bid and asked prices for such day shall not have been reported on The Nasdaq Stock Market, the average of the bid and asked prices for the Common Stock as furnished by any New York Stock Exchange, Inc. member firm regularly making a market in the Common Stock and selected for such purpose by the Board of Directors of the Company.

                  (e) "Expiration Date" shall mean the earlier of (a) June __, 2005, or if such day is not a Business Day, the next succeeding day which is a Business Day.

                  (f) "Fair Market Value" with respect to the date of any exercise by the Warrantholder of all or a portion of this Warrant, shall mean the average daily Closing Price of the Common Stock for thirty (30) consecutive trading days commencing forty-five (45) days before the date of such exercise by the Warrantholder of all or a portion of this Warrant, PROVIDED, HOWEVER, that where no public market exists for the Common Stock at the time of the exercise of all or a portion of this Warrant, the fair market value per share of Common Stock shall be determined by the Company's Board of Directors in good faith.

                  (g) "Person" shall mean any individual, corporation, association, company, business trust, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association or any other entity or government or any agency or political subdivision thereof.

                  (h) "Preferred Stock" shall mean the Series G Convertible Exchangeable Preferred Stock of the Company, $.01 par value per share.

                  (i) "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of May 13, 1998, among the Company and the persons named therein.

                  (j) "Related Person" of any Person means any other Person directly or indirectly owning (A) twenty percent (20%) or more of the outstanding common stock of such Person (or, in the case of a Person that is not a corporation, twenty percent (20%) or more of the equity interest in such Person) or (B) twenty percent (20%) or more of the combined voting power of the voting capital stock of such Person.

                  (k) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (l) "Subordinated Notes" shall mean the Company's 8% Subordinated Notes due 2005.

                  (m) "Warrant Price" shall mean four dollars and seventy five cents ($4.75) per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof.

                  (n) "Warrant Shares" shall mean the shares of Common Stock purchasable upon exercise of this Warrant.


                                 ARTICLE XXVIII

                        DURATION AND EXERCISE OF WARRANT

                 Section 2.1. EXERCISE OF WARRANT. The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant at the address of the Company set forth in Section 4.6 hereof or at such other address as the Company may designate by notice in writing to the Warrantholder with the Subscription Form annexed hereto duly executed, accompanied by payment of the Warrant Price for each Warrant Share purchased. Upon receipt thereof, the Company shall cause to be issued certificates for the Warrant Shares so purchased in such denominations as are requested for delivery to the Warrantholder. Such certificates shall be delivered as promptly as practicable to the Warrantholder. Upon any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares purchasable hereunder. Upon exercise, the Warrantholder shall be deemed to be the holder of record of shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required to permit the Warrant Shares to be issued without such registration. The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of the Warrant or in respect of the issue of any of the Warrant Shares, except the Company shall not pay such transfer taxes if the Warrant Shares are issued to a Person other than the Warrantholder.

                  Section 28.2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as may be from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions, other than those restrictions imposed by the Securities Act of 1933, and free and clear of all preemptive and similar rights.

                  Section 2.3. FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.3, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Warrant Price (as adjusted to cover the balance of the share), issue the largest number of whole shares purchasable upon exercise of this Warrant, but in no event shall the Company issue more than such number of shares of Common Stock as are issuable pursuant to the exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

                  Section 28.4.  PAYMENT FOR WARRANT SHARES.

                  (a) Payment of the aggregate Warrant Price for Warrant Shares to be purchased upon exercise of all or a portion of this Warrant shall be made in full by delivery to the Company, at its address set forth in Section 4.6 hereof or at such other address as the Company may designate by notice in writing to the Warrantholder, of a certified or bank cashier's check or by wire transfer to an account in the United States designated by the Company.

                  (b) Payment of the aggregate Warrant Price may also be made in full by (i) delivery to the Company of shares of Preferred Stock beneficially owned by the Warrantholder, plus accumulated dividends thereon, in an aggregate principal amount equal to the aggregate Warrant Price, (ii) delivery to the Company of Convertible Notes plus accrued interest thereon, in an aggregate principal amount equal to the aggregate Warrant Price, (iii) delivery to the Company of Subordinated Notes plus accrued interest thereon, in an aggregate principal amount equal to the aggregate Warrant Price or (iv) a combination of cash (payable by wire transfer or certified or bank check), shares of Preferred Stock, Convertible Notes or Subordinated Notes beneficially owned by such Warrantholder and such accumulated dividends or accrued interest, as the case may be, in an aggregate principal amount equal to the aggregate Warrant Price. Any shares of Preferred Stock or Subordinated Notes surrendered for exchange hereunder shall be, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly delivered by the Warrantholder.

                  (c) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Warrantholder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof, which portion shall be canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form annexed hereto and notice of such election in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:


                               X =  Y(A-B)
                                         A


         Where             X =      the number of shares of Common Stock to be
                                    issued to the  Warrantholder

                           Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                           A = the Fair Market Value of one share of the Common Stock (at the date of such calculation)

                           B = Warrant Price (as adjusted to the date of such calculation)


                                  ARTICLE XXIX

                  ADJUSTMENT OF WARRANT PRICE OR WARRANT SHARES

                 Section 29.1. ADJUSTMENT OF WARRANT PRICE.

                  (a) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any obligations or shares of Common Stock, for a consideration per share less than the Warrant Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then, and thereafter successively upon each issuance or sale, the Warrant Price in effect immediately prior to each such issuance or sale shall forthwith be reduced to a price determined by dividing (i) an amount equal to
(X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Price in effect immediately prior to such issuance or sale, plus (Y) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                           For the purposes of any computation to be made in
accordance with the provisions of this paragraph (a), the following shall be applicable:

                           (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price)
          before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of such shares;

                           (ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be other than cash (otherwise than as a dividend or other distribution on any shares of Common Stock of the Company or on conversion, exercise or exchange of other securities of the Company or upon acquisition of the assets or securities of another company or upon merger or consolidation with another entity), the amount of consideration therefor other than cash shall be the value of such consideration as of the date of the issuance or sale of the shares of Common Stock, irrespective of accounting treatment, but as determined by the Board of Directors of the Company in good faith. The reclassification of securities other than Common Stock into
          Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock;

                           (iii) In case of the issuance of shares of Common Stock upon conversion or exchange of any obligations or of any securities of the Company that shall be convertible into or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock (other than upon exercise of this Warrant), the amount of consideration received by the Company for such shares of Common Stock shall be deemed to be the sum of (A) the amount of the consideration received by the Company upon the original issuance of such obligations, shares, rights or options, as the case may be, plus (B) the consideration, if any, other than such obligations, shares, rights or options, received by the Company upon such conversion, exchange, or exercise except in adjustment of interest and dividends. The amount of the consideration received by the Company upon the original issuance of the obligations, shares, rights or options so converted, exchanged or exercised and the amount of the consideration, if any, other than such obligations, shares, rights or options, received by the Company upon such conversion, exchange or exercise shall be determined in the same manner provided in subparagraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of shares of Common Stock; if such obligations, shares, rights or options shall have been issued as a dividend upon any securities of the Company, the amount of the consideration received by the Company upon the original issuance thereof shall be deemed to be zero. In case of the issuance of Warrant Shares upon exercise of this Warrant, the Company shall be deemed to have received the Warrant Price then in effect as the consideration for each share of Common Stock so issued;

                           (iv) Shares of Common Stock issuable by way of dividend or other distribution on any securities of the Company shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of security holders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration. Shares of Common Stock issued otherwise than as a dividend, shall be deemed to have been issued and to be outstanding at the close of business on the date of issue;

                           (v) The number of shares of Common Stock at any time outstanding shall not include any shares then owned or held by or for the account of the Company, but shall include the aggregate number of shares deliverable in respect of options, rights and exercisable, convertible and exchangeable securities at all times while such options, rights or securities remain outstanding and unexercised, unconverted or unexchanged, as the case may be; and

                           (vi) No adjustment shall be made to the Warrant Price in effect upon conversion or exchange of (i) securities convertible or exercisable or exchangeable for Common Stock or for other securities that are subsequently exercisable for Common Stock that are outstanding as of the date of the Agreement, or (ii) any obligations or any securities of the Company that shall be convertible into or exercisable or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock for which an adjustment in the Warrant Price has previously been made in accordance with paragraph (b) of this Section 3.1.

                           (vii) In the event that any payment is made to the holders of warrants issued pursuant to the Securities Purchase Agreement dated as of January 31, 1997 among the Company, Triumph-Connecticut Limited Partnership and the other purchasers named therein pursuant to Section 8.3(b) (or successor provision) of such Securities Purchase Agreement which does not result in a modification pursuant to Section 3.4, the Company shall be deemed to have issued without consideration as of the date of the event giving rise to such payment a number of shares of Common Stock equal to the amount of such payment divided by the Closing Price on the date of such event.

                 (b) In case the Company shall at any time after the date hereof issue options or rights to subscribe for shares of Common Stock, or issue any obligations or securities convertible into or exchangeable for shares of Common Stock, otherwise than as contemplated by Section 3.1(a)(vi) or pursuant to
Section 3.3 hereof, for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Warrant Price in effect immediately prior to the issuance of such options or rights or securities shall be reduced to a price determined by making a computation in accordance with the provisions of paragraph (a) of this Section 3.1, provided that:

                           (i) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the minimum purchase price per share of Common Stock provided for in such options or rights, plus the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Company for such options or rights;

                           (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such obligations or securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Company for such securities, plus the consideration, if any, to be received by the Company upon the exchange or conversion thereof; and
                           (iii) on the expiration of such options or rights, or an increase in the minimum exercise price thereof, or a decrease in the maximum number of shares of Common Stock deliverable upon exercise or conversion of such options, rights or convertible or exchangeable securities pursuant to the terms thereof (and not as a result of exercise or conversion), or the termination of such right to convert or exchange, the Warrant Price in effect shall forthwith be readjusted to such Warrant Price as would have obtained (A) in the case of the expiration or termination of options or rights or the termination of the right to convert or exchange convertible or exchangeable securities, had no adjustments been made upon the issuance of such options, rights or convertible or exchangeable securities, or (B) in the case of an increase in the minimum exercise price thereof, or a decrease in the maximum number of shares deliverable thereunder, had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock (A) actually deliverable upon the exercise of such options or rights or upon conversion or exchange of such securities, or (B) deliverable by reason of such increase in price or decrease in number of shares.

                  (c) No adjustment to the Warrant Price shall be made in connection with the issuance of:

                           (i) the Series G Preferred Stock, the Convertible Notes, the Warrants and the New Warrants, as such term is defined in the Purchase Agreement (together, the "Convertible Securities"), and the securities issued or issuable upon conversion or exercise of the Convertible Securities, or other currently outstanding securities that are convertible, exercisable or exchangeable for shares of Common Stock; and

                           (ii) shares of Common Stock or rights, options or warrants to acquire Common Stock issued to directors, employees or consultants of the Company pursuant to a stock option plan or agreement (and, in the case of rights, options, or warrants, the Common Stock issued or issuable upon exercise thereof) and approved by the Board of Directors.

                  (d) In case the Company shall at any time after the date hereof subdivide or combine the outstanding shares of Common Stock, the Warrant Price in effect shall forthwith be proportionately decreased in the case of the subdivision or proportionately increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

                  Section 29.2. ADJUSTMENT OF WARRANT SHARES. In the event of an adjustment of the Warrant Price, the number of shares of Common Stock (or reclassified or recapitalized stock) issuable upon exercise of this Warrant after such adjustment shall be equal to the number determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment by a fraction, of which the numerator is the Warrant Price in effect immediately prior to such adjustments, and the denominator is the Warrant Price in effect immediately after such adjustment.

                  Section 29.3. DIVIDENDS AND DISTRIBUTIONS. In the event that the Company shall at any time after the date hereof pay any dividend (other than in shares of Common Stock) on, or make any distribution of its assets upon or with respect to, the Common Stock, or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Warrantholder shall receive what the Warrantholder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

                  Section 29.4. MERGERS, CONSOLIDATIONS, RECLASSIFICATIONS. In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the case of any consolidation of the Company into, or merger of the Company with another corporation in which it is not the surviving entity (or it is the surviving entity, but its shares of Common Stock become shares of another corporation), or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entirety, the Warrantholder shall thereafter have the right upon exercise of this Warrant to receive the kind and amount of shares of stock and other securities, cash and property receivable upon such reorganization, reclassification, consolidation, merger or disposition by a holder of the number of shares of Common Stock which the Warrantholder would have received had it exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or disposition, at a price equal to the aggregate Warrant Price then in effect for exercising this Warrant in full (the kind, amount and price of such stock and other securities to be subject to adjustment as herein provided); provided, however, that the kind and amount of such shares of stock and other securities, cash and other property shall be determined as if any payment made to the holders of warrants issued pursuant to the Securities Purchase Agreement dated as of January 31, 1997 among the Company, Triumph-Connecticut Limited Partnership and the other purchasers named therein upon such reorganization, reclassification, consolidation, merger or disposition in excess of the amount such holders would otherwise have been entitled to receive under the terms of such warrants without regard to Section 8.3(b) (or successor provision) of such Securities Purchase Agreement had not been made. The foregoing provisions of this Section 3.4 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and dispositions.

                  Section 29.5. NOTICE OF ADJUSTMENT. Whenever the Warrant Price or the number of Warrant Shares shall be adjusted pursuant to the provisions of
Article III, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by the President of the Company and by its Chief Financial Officer, setting forth the adjusted number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price calculated to the nearest cent and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based.

                  Section 29.6. NOTICE OF CERTAIN CORPORATE ACTION. In case at any time:

                    (A) the Company shall declare any dividend (or any other distributions) on shares of Common Stock; or

                    (B) the Company shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

                    (C) there shall be any reclassification of the capital stock of the Company; or

                    (D) there shall be any capital reorganization by the Company; or

                    (E) there shall be any (i) consolidation or merger involving the Company or (ii) sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and its shares of capital stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned subsidiary); or

                    (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company or any partial liquidation of the Company or distribution to holders of Common Stock;

then, in each of such cases, the Company shall give written notice to the Warrantholder of the date on which (i) the books of the Company shall close or a record date shall be fixed for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  Section 29.7. FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number or kind of the Warrant Shares.


                                   ARTICLE XXX



                                  MISCELLANEOUS

                 Section 30.1. SUCCESSORS AND ASSIGNS; TRANSFERS.

                  (a) The terms of this Warrant shall be binding upon, inure to the benefit of and be enforceable by and against any successors or assigns of the Company and of the Warrantholder; PROVIDED, HOWEVER, that the Company may not assign its rights or obligations hereunder.

                  (b) Subject to the provisions of paragraph (f) below and
Section 17.3 of the Agreement, this Warrant and all rights hereunder are transferable by the Warrantholder, in whole or in party, upon surrender of this Warrant with a properly executed assignment at the principal office of the Company.

                  (c) Any transferee to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Warrantholder under this Warrant to the same extent as if such transferee was the Warrantholder.

                  (d) The Company will maintain a register containing the names and addresses of the Warrantholders of the Warrants. Any Warrantholder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

                  (e) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Warrantholder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                  (f) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (g) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                   "The securities represented by this certificate have
                    not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required."

                  The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                  Section 30.2. RIGHTS AS STOCKHOLDER. Except as provided herein, the Warrantholder, as such, shall not be entitled to vote or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrantholder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action or receive notice of meetings.

                  Section 30.3. ACCEPTANCE BY WARRANTHOLDER. Receipt of this Warrant by the Warrantholder shall constitute acceptance of an agreement to the foregoing terms and conditions.

                  Section 30.4. GOVERNING LAW. This Warrant and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law.

                  Section 30.5. SEVERABILITY. In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 30.6. NOTICES. Any notices or certificates by the Company to the Warrantholder and by the Warrantholder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Warrantholder, at its address in the registry of Warrantholders maintained by the Company, and if to the Company, at 187 Ballardvale Street, Suite B125, Wilmington, MA 01887, Attention: Principal Financial Officer. The Company may change its address by written notice to the Warrantholder.

                  Section 30.7. AMENDMENT. This Warrant may be amended or modified (or any provision hereof waived) only if Warrantholders holding at least eighty percent (80%) of the Warrant Shares (assuming exercise of all the Warrants) shall approve such amendment, modification or waiver in writing; PROVIDED, HOWEVER, that no amendment that adversely affects the rights of any Warrantholder in a manner different from the rights of the other Warrantholders shall be effective against such Warrantholder unless approved in writing by such Warrantholder. After an amendment, modification or waiver of a provision the Warrants becomes effective, the Company shall mail to the Warrantholders a notice briefly describing the amendment, modification or waiver.

                  IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the _____ day of __________, 1998.


                                           ASCENT PEDIATRICS, INC.



                                          By:---------------------------------
                                             Name:
                                             Title:

ATTEST:


----------------------------------
Secretary

                                                 SUBSCRIPTION FORM

(To be Executed by the Registered Holder upon Exercise of the Warrant)

TO:  ASCENT PEDIATRICS, INC.

                  The undersigned hereby elects to exercise the right to purchase _________ shares of Common Stock represented by the attached Warrant, as provided therein, and tenders herewith payment of the purchase price in full in the amount of $__________. [Such payment is hereby made by the cancellation of a portion of the attached Warrant as computed pursuant to Section 2.4(c).]

                  Please issue a certificate or certificates for such Common Stock in the name of:


                                          Name:________________________________
                                               (Please print name and address)


                                        Signature:_____________________________


And if said number of shares shall not be all the shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.